Exhibit 99.2

Financial Statements

Report of Independent Registered Public Accounting Firm

To the Board of Directors and

Shareholders of Stewart Enterprises, Inc.

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of earnings, of comprehensive income, of shareholders’ equity, and of cash flows present fairly, in all material respects, the financial position of Stewart Enterprises, Inc. and its subsidiaries at October 31, 2013 and 2012, and the results of their operations and their cash flows for each of the three years in the period ended October 31, 2013 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP

New Orleans, Louisiana

December 19, 2013

STEWART ENTERPRISES, INC.

AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF EARNINGS

(Dollars in thousands, except per share amounts)

	Year Ended October 31,
	2013	2012	2011
Revenues:
Funeral	$291,190	$282,984	$283,657
Cemetery	232,867	233,113	229,007

	524,057	516,097	512,664

Costs and expenses:
Funeral	221,434	213,670	217,009
Cemetery	189,013	192,745	195,238

	410,447	406,415	412,247

Gross profit	113,610	109,682	100,417
Corporate general and administrative expenses	(28,633)	(28,521)	(26,775)
Merger-related costs	(8,421)	—	—
Restructuring and other charges	(81)	(3,291)	—
Hurricane related recoveries (charges), net	—	(55)	12,232
Net gain (loss) on dispositions	1,194	403	(389)
Other operating income, net	1,861	1,211	1,625

Operating earnings	79,530	79,429	87,110
Interest expense	(23,853)	(23,401)	(22,747)
Loss on early extinguishment of debt	—	—	(1,884)
Investment and other income, net	229	174	672

Earnings from continuing operations before income taxes	55,906	56,202	63,151
Income taxes	14,928	18,722	23,834

Earnings from continuing operations	40,978	37,480	39,317

Discontinued operations:
Loss from discontinued operations before income taxes	(88)	(2,314)	(1,245)
Income tax benefit	(31)	(730)	(483)

Loss from discontinued operations	(57)	(1,584)	(762)

Net earnings	$40,921	$35,896	$38,555

Basic earnings per common share:
Earnings from continuing operations	$.48	$.43	$.44
Loss from discontinued operations	—	(.02)	(.01)

Net earnings	$.48	$.41	$.43

Diluted earnings per common share:
Earnings from continuing operations	$.47	$.43	$.43
Loss from discontinued operations	—	(.02)	(.01)

Net earnings	$.47	$.41	$.42

Weighted average common shares outstanding (in thousands):
Basic	84,605	85,879	90,001

Diluted	85,630	86,278	90,486

Dividends declared per common share	$.135	$.195	$.13

See accompanying notes to consolidated financial statements.

STEWART ENTERPRISES, INC.

AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(Dollars in thousands, except per share amounts)

	Year Ended October 31,
	2013	2012	2011
Net earnings	$40,921	$35,896	$38,555
Unrealized appreciation (depreciation) of investments, net of deferred tax (expense) benefit of $18, ($5) and $0, respectively	(40)	24	—

Comprehensive income	$40,881	$35,920	$38,555

See accompanying notes to consolidated financial statements.

STEWART ENTERPRISES, INC.

AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands, except per share amounts)

	October 31,
	2013	2012
ASSETS
Current assets:
Cash and cash equivalents	$111,917	$68,187
Restricted cash and cash equivalents	6,250	6,250
Marketable securities	19,371	10,514
Receivables, net	53,957	52,441
Inventories	34,688	36,495
Prepaid expenses	4,644	4,923
Deferred income taxes, net	16,577	30,671

Total current assets	247,404	209,481
Receivables due beyond one year, net	70,435	72,620
Preneed funeral receivables and trust investments	462,791	432,422
Preneed cemetery receivables and trust investments	238,430	225,048
Goodwill	249,584	249,584
Cemetery property, at cost	404,980	401,670
Property and equipment, at cost:
Land	50,227	49,085
Buildings	372,710	360,852
Equipment and other	197,919	204,971

	620,856	614,908
Less accumulated depreciation	331,054	323,648

Net property and equipment	289,802	291,260
Deferred income taxes, net	62,336	52,789
Cemetery perpetual care trust investments	280,341	263,663
Other assets	11,536	13,812

Total assets	$2,317,639	$2,212,349

(continued)

STEWART ENTERPRISES, INC.

AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands, except per share amounts)

	October 31,
	2013	2012
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current maturities of long-term debt	$84,724	$6
Accounts payable and accrued expenses	26,723	25,214
Accrued payroll and other benefits	22,512	19,964
Accrued insurance	23,032	22,152
Accrued interest	2,334	2,161
Estimated obligation to fund cemetery perpetual care trust	12,206	11,965
Other current liabilities	10,074	14,723
Income taxes payable	1,837	1,004

Total current liabilities	183,442	97,189
Long-term debt, less current maturities	241,525	321,887
Deferred income taxes, net	5,188	4,931
Deferred preneed funeral revenue	238,820	240,415
Deferred preneed cemetery revenue	267,295	265,347
Deferred preneed funeral and cemetery receipts held in trust	631,232	585,164
Perpetual care trusts’ corpus	277,890	261,883
Other long-term liabilities	21,567	20,548

Total liabilities	1,866,959	1,797,364

Commitments and contingencies (Note 22)

Shareholders’ equity:
Preferred stock, $1.00 par value, 5,000,000 shares authorized; no shares issued	—	—
Common stock, $1.00 stated value:
Class A authorized 200,000,000 shares; issued and outstanding 82,070,103 and 81,359,536 shares at October 31, 2013 and 2012, respectively	82,070	81,360
Class B authorized 5,000,000 shares; issued and outstanding 3,555,020 shares at October 31, 2013 and 2012; 10 votes per share convertible into an equal number of Class A shares	3,555	3,555
Additional paid-in capital	473,164	479,060
Accumulated deficit	(108,111)	(149,032)
Accumulated other comprehensive income:
Unrealized appreciation of investments	2	42

Total accumulated other comprehensive income	2	42

Total shareholders’ equity	450,680	414,985

Total liabilities and shareholders’ equity	$2,317,639	$2,212,349

See accompanying notes to consolidated financial statements.

STEWART ENTERPRISES, INC.

AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY

(Dollars in thousands, except per share amounts)

	Common Stock(1)	Additional Paid-In Capital	Accumulated Deficit	Accumulated Other Comprehensive Income	Total Shareholders’ Equity
Balance October 31, 2010	$92,294	$547,319	$(223,483)	$18	$416,148
Comprehensive income	—	—	38,555	—	38,555
Restricted stock activity	(195)	1,109	—	—	914
Issuance of common stock	138	644	—	—	782
Stock options exercised	264	905	—	—	1,169
Stock option expense	—	1,111	—	—	1,111
Tax benefit associated with stock activity	—	261	—	—	261
Purchase and retirement of common stock	(4,525)	(24,313)	—	—	(28,838)
Dividends ($.13 per share)	—	(11,762)	—	—	(11,762)

Balance October 31, 2011	$87,976	$515,274	$(184,928)	$18	$418,340

	Common Stock(1)	Additional Paid-In Capital	Accumulated Deficit	Accumulated Other Comprehensive Income	Total Shareholders’ Equity
Balance October 31, 2011	$87,976	$515,274	$(184,928)	$18	$418,340
Comprehensive income	—	—	35,896	24	35,920
Restricted stock activity	302	388	—	—	690
Issuance of common stock	118	600	—	—	718
Stock options exercised	545	2,084	—	—	2,629
Stock option expense	—	1,428	—	—	1,428
Tax expense associated with stock activity	—	(577)	—	—	(577)
Purchase and retirement of common stock	(4,026)	(23,402)	—	—	(27,428)
Dividends ($.195 per share)	—	(16,735)	—	—	(16,735)

Balance October 31, 2012	$84,915	$479,060	$(149,032)	$42	$414,985

(continued)

STEWART ENTERPRISES, INC.

AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY

(Dollars in thousands, except per share amounts)

	Common Stock(1)	Additional Paid-In Capital	Accumulated Deficit	Accumulated Other Comprehensive Income (Loss)	Total Shareholders’ Equity
Balance October 31, 2012	$84,915	$479,060	$(149,032)	$42	$414,985
Comprehensive income(loss)	—	—	40,921	(40)	40,881
Restricted stock activity	366	(220)	—	—	146
Issuance of common stock	38	263	—	—	301
Stock options exercised	551	2,655	—	—	3,206
Stock option expense	—	1,858	—	—	1,858
Tax benefit associated with stock activity	—	2,549	—	—	2,549
Purchase and retirement of common stock	(245)	(1,588)	—	—	(1,833)
Dividends ($.135 per share)	—	(11,413)	—	—	(11,413)

Balance October 31, 2013	$85,625	$473,164	$(108,111)	$2	$450,680

(1)	Amount includes shares of Class A common stock with a stated value of $1 per share, and includes 3,555 shares (in thousands) of Class B common stock.

See accompanying notes to consolidated financial statements.

STEWART ENTERPRISES, INC.

AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in thousands, except per share amounts)

	Year Ended October 31,
	2013	2012	2011
Cash flows from operating activities:
Net earnings	$40,921	$35,896	$38,555
Adjustments to reconcile net earnings to net cash provided by operating activities:
Net (gains) losses on dispositions	(1,106)	468	389
Loss on early extinguishment of debt	—	—	1,884
Non-cash restructuring charge	—	1,236	—
Premiums paid on early extinguishment of debt	—	—	(850)
Depreciation and amortization	26,248	26,412	27,052
Non-cash interest and amortization of discount on senior convertible notes	5,824	5,531	5,305
Provision for doubtful accounts	4,519	4,256	4,879
Share-based compensation	4,079	3,404	2,952
Excess tax benefits from share-based payment arrangements	(2,608)	—	(351)
Provision for deferred income taxes	4,786	16,000	20,141
Estimated obligation to fund cemetery perpetual care trust	851	619	72
Other	129	159	(184)
Changes in assets and liabilities:
Increase in receivables	(4,678)	(12,158)	(7,503)
Decrease in prepaid expenses	262	124	424
Increase in inventories and cemetery property	(2,006)	(6,778)	(4,105)
Federal income tax refund received	740	76	1,698
Increase (decrease) in accounts payable and accrued expenses	5,972	(546)	(858)
Net effect of preneed funeral production and maturities:
(Increase) decrease in preneed funeral receivables and trust investments	(9,453)	1,280	35,532
Decrease in deferred preneed funeral revenue	(1,567)	(4)	(4,356)
Increase (decrease) in deferred preneed funeral receipts held in trust	8,593	(4,803)	(32,787)
Net effect of preneed cemetery production and deliveries:
(Increase) decrease in preneed cemetery receivables and trust investments	(1,111)	(135)	3,872
Increase (decrease) in deferred preneed cemetery revenue	1,948	6,110	(2,354)
Increase (decrease) in deferred preneed cemetery receipts held in trust	3,589	(859)	(1,194)
Increase (decrease) in other	1,042	249	(1,383)

Net cash provided by operating activities	86,974	76,537	86,830

Cash flows from investing activities:
Proceeds from sales/maturities of certificates of deposit and marketable securities and release of restricted funds	2,914	2,869	10,000
Deposits of restricted funds and purchases of restricted cash equivalents and marketable securities	(11,677)	(12,630)	(6,912)
Proceeds from sale of assets	1,341	755	332
Purchase of subsidiaries and other investments, net of cash acquired	—	(6,442)	(9,110)
Additions to property and equipment	(25,290)	(20,846)	(26,958)
Other	138	148	149

Net cash used in investing activities	(32,574)	(36,146)	(32,499)

Cash flows from financing activities:
Proceeds of long-term debt	—	—	200,000
Repayments of long-term debt	(6)	(5)	(200,005)
Debt refinancing costs	—	(34)	(5,944)
Issuance of common stock	3,374	2,910	1,495
Purchase and retirement of common stock	(1,833)	(27,428)	(28,838)
Dividends	(14,813)	(13,335)	(11,762)
Excess tax benefits from share-based payment arrangements	2,608	—	351

Net cash used in financing activities	(10,670)	(37,892)	(44,703)

Net increase in cash	43,730	2,499	9,628
Cash and cash equivalents, beginning of year	68,187	65,688	56,060

Cash and cash equivalents, end of year	$111,917	$68,187	$65,688

Supplemental cash flow information:
Cash paid during the year for:
Income taxes, net	$4,994	$2,798	$3,298
Interest	$18,130	$18,237	$20,203
Non-cash investing and financing activities:
Issuance of common stock to directors	$133	$437	$456
Issuance of restricted stock, net of forfeitures	$146	$690	$914
Dividends declared but not paid	$—	$3,400	$—

See accompanying notes to consolidated financial statements.

STEWART ENTERPRISES, INC.

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands, except per share amounts)

(1) The Company

Stewart Enterprises, Inc. (the “Company”) is a provider of funeral and cemetery products and services in the death care industry in the United States. Through its subsidiaries, the Company offers a complete line of funeral and cremation merchandise and services, along with cemetery property, merchandise and services, both at the time of need and on a preneed basis. As of October 31, 2013, the Company owned and operated 217 funeral homes and 141 cemeteries in 24 states within the United States and Puerto Rico. The Company has three operating and reportable segments consisting of a funeral segment, cemetery segment and corporate trust management segment.

See Note 12 for information regarding the pending merger between the Company and Service Corporation International.

(2) Revision of Prior Years’ Financial Statements

In the preparation of the fiscal year 2013 consolidated financial statements, the Company discovered an error to prior accounting periods related to its deferred tax asset associated with the timing of recognition of trust investment earnings for certain funeral and cemetery trusts. The error primarily impacts the Company’s adoption of Staff Accounting Bulletin (“SAB”) No. 101, “Revenue Recognition in Financial Statements,” in fiscal year 2001. The deferred tax asset was recorded upon adoption of SAB No. 101 using an estimated blended state tax rate for all of the Company’s deferred revenue earnings in its deferred tax asset. The actual state tax rate was lower than the initial estimate, requiring an adjustment to reduce the deferred tax asset. Changes in the book-tax differences associated with trust earnings in periods subsequent to the initial adoption were accounted for at the actual state tax rate. In accordance with Accounting Standards Codification (“ASC”) 250 (Securities and Exchange Commission (“SEC”) Staff Accounting Bulletin No. 99, “Materiality”), the Company assessed the materiality of the error and concluded that the correction of the deferred tax asset was not material to any of its previously issued annual or interim financial statements. However, the impact of correcting this error in the current year would be material to the fiscal year 2013 consolidated financial statements; therefore, in accordance with the accounting guidance in ASC 250 (SEC Staff Accounting Bulletin No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements”), the Company revised its previously issued financial statements to correct the presentation of the deferred tax assets. These revisions did not impact the Company’s previously reported gross margin, net income, comprehensive income or cash flows. The impact of this adjustment on the years presented is as follows:

	Long-term Deferred Tax Assets, Net	Total Assets	Accumulated Deficit	Total Shareholders’ Equity
Balance October 31, 2010, as previously reported	$98,025	$2,142,866	$(214,147)	$425,484
Revision	(9,336)	(9,336)	(9,336)	(9,336)

Balance October 31, 2010, revised	$88,689	$2,133,530	$(223,483)	$416,148

Balance October 31, 2011, as previously reported	$79,793	$2,157,098	$(175,592)	$427,676
Revision	(9,336)	(9,336)	(9,336)	(9,336)

Balance October 31, 2011, revised	$70,457	$2,147,762	$(184,928)	$418,340

Balance October 31, 2012, as previously reported	$62,125	$2,221,685	$(139,696)	$424,321
Revision	(9,336)	(9,336)	(9,336)	(9,336)

Balance October 31, 2012, revised	$52,789	$2,212,349	$(149,032)	$414,985

STEWART ENTERPRISES, INC.

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands, except per share amounts)

(3) Summary of Significant Accounting Policies

(a) Principles of Consolidation

The accompanying consolidated financial statements include the Company and its subsidiaries. All significant intercompany balances and transactions have been eliminated. A discussion of discontinued operations can be found in Note 13.

(b) Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates and these differences could be material.

(c) Fair Value of Financial Instruments

Estimated fair value amounts have been determined using available market information and the valuation methodologies described below. However, considerable judgment is required in interpreting market data to develop estimates of fair value. The use of different market assumptions or valuation methodologies could have a material effect on the estimated fair value amounts.

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. The Company deposits its cash and cash equivalents with financial institutions. The carrying amounts of cash and cash equivalents and current receivables approximate fair value due to the short-term nature of these instruments. The carrying amount of receivables due beyond one year approximates fair value because they bear interest at rates currently offered by the Company for receivables with similar terms and maturities.

The carrying amounts of securities included in preneed funeral trust investments, preneed cemetery trust investments and cemetery perpetual care trust investments are stated at fair value, as described in Note 3(k).

The Company records debt at amortized cost, but determines the fair value for disclosure purposes. The fair value of the Company’s long-term variable-rate and fixed-rate debt is estimated using quoted market prices, where applicable, or future cash flows discounted at rates for similar types of borrowing arrangements as discussed in Note 16.

The call options purchased and warrants sold contemporaneously with the sale of the senior convertible notes issued in fiscal year 2007 are equity contracts that meet the scope exception of Financial Accounting Standards Board (“FASB”) ASC 815-Derivatives and Hedging and hence do not need to be marked-to-market through earnings. In addition, since the call option and warrant transactions are accounted for as equity transactions, the payment associated with the purchase of the call options and the proceeds received from the issuance of the warrants were recorded in additional paid-in capital in stockholders’ equity as separate equity transactions.

(d) Inventories

Inventories are stated at the lower of cost (average cost and first-in, first-out methods) or net realizable value. The portion of developed cemetery property that management estimates will be used in the next twelve months is included in inventories. Such estimates are based on the Company’s projected results. Included in inventory are various cemetery construction projects. The Company allocates costs of these construction projects to the number of units in the respective project.

STEWART ENTERPRISES, INC.

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands, except per share amounts)

(3) Summary of Significant Accounting Policies—(Continued)

(e) Buildings and Equipment

Buildings and equipment are recorded at cost and are depreciated over their estimated useful lives, primarily using the straight-line method. Building and building improvement items are generally depreciated over a period ranging from 10 to 40 years. Equipment is generally depreciated over the following ranges: light equipment, 5 to 10 years; heavy equipment, 10 years; computer equipment and software, 3 to 6 years; and crematory equipment, 5 to 20 years. Vehicles are depreciated over 5 to 7 years. Leasehold improvements are depreciated over the shorter of the term of the lease or the life of the asset. Maintenance and repairs are charged to expense whereas renewals and major replacements that extend the assets’ useful lives are capitalized. For the fiscal years ended October 31, 2013, 2012 and 2011, depreciation expense totaled $25,419, $25,639, and $26,259, respectively.

The Company reviews for continued appropriateness the carrying value of its long-lived assets whenever events and circumstances indicate a potential impairment. This review is based on its projections of anticipated undiscounted future cash flows. If indicators of impairment are present, the Company evaluates the undiscounted future cash flows expected to be generated by those assets compared to the carrying amount of those assets. The net carrying value of assets not recoverable is reduced to fair value. While the Company believes that its estimates of undiscounted future cash flows are reasonable, different assumptions regarding such cash flows and comparable sales values could materially affect its evaluations.

(f) Preneed Selling Costs

Preneed selling costs related to the acquisition of new prearranged funeral and cemetery service and merchandise sales are charged to expense as incurred. Preneed selling costs related to the acquisition of new prearranged cemetery property sales are deferred until the related revenue is recognized.

(g) Goodwill

The Company’s evaluation of the goodwill of its operations consists of eleven reporting units. Those reporting units are: the funeral operating segment comprised of five reporting units (Southern, Southwestern and Midwestern regions aggregated; Northern, Central and Mid-Atlantic regions aggregated; Western and Los Angeles/Pacific Northwest region; South Florida/Puerto Rico region; and Southeastern region); and the cemetery operating segment comprised of six reporting units (Southwestern region; Southern and Midwestern regions aggregated; South Florida/Puerto Rico region; Northern, Central and Mid-Atlantic regions aggregated; Southeastern region; and Western and Los Angeles/Pacific Northwest region).

Goodwill of a reporting unit must be tested for impairment on at least an annual basis. The Company conducts its annual goodwill impairment analysis during the fourth quarter of each fiscal year. In addition to an annual review, the Company assesses the impairment of goodwill whenever events or changes in circumstances indicate that the carrying value may be greater than fair value. Factors the Company considers important that could trigger an impairment review include significant underperformance relative to historical or projected future operating results, significant changes in the manner of use of the Company’s assets or the strategy for its overall business and significant negative industry or economic trends.

Goodwill was allocated to these reporting units based on the implied fair value of goodwill. The implied fair value of a reporting unit’s goodwill is determined in a manner similar to the amount of goodwill determined in a business combination. That is, the Company allocates the fair value of the reporting unit to all of the assets and liabilities of that unit as if the reporting unit had been acquired in a business combination and the fair value of the reporting unit was the price paid to acquire the reporting unit. The excess of the fair value of the reporting unit over the amounts assigned to its assets and liabilities is the implied fair value of goodwill. The Company calculated the fair value, or enterprise value, for each of the reporting units based on a discounted cash flow analysis, as supplemented by comparing them to the trading multiples of companies in this industry and supplier industries calculated as enterprise value divided by EBITDA. The Company also reviewed multiples paid in recent acquisition transactions within the deathcare industry.

STEWART ENTERPRISES, INC.

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands, except per share amounts)

(3) Summary of Significant Accounting Policies—(Continued)

In fiscal year 2011, the Company adopted guidance which simplified how entities test for goodwill impairment. The amendment permits an entity to first assess the qualitative factors to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount as a basis for determining if performing the two-step goodwill impairment test is necessary. In April 2012, the Company announced an organizational restructuring and separate workforce reduction, as discussed in Note 19. The organizational changes involved a restructure of the sales organization and realignment of the Company’s geographic regions and regional management. Due to the realignment of certain regions, the Company evaluated the economic similarity of its regions and determined that two of its funeral reporting units were impacted by this change. The Company’s former Southeastern region was split in two, with the Northern part of the region forming the new Southeastern region and the Southern part of the region combining with the former Puerto Rico region to form the new South Florida/Puerto Rico region. For these two funeral reporting units, which have a combined goodwill balance of $58.6 million, the Company proceeded directly to step one of the impairment test in fiscal year 2012 and performed a quantitative analysis, which was performed due to the fact these are two new regions and a previous analysis was not available. This reorganization required a reallocation of goodwill. For fiscal year 2013, the Company proceeded directly to step one for one of its cemetery reporting units, the aggregated Southern and Midwestern regions, which has a goodwill balance of $10.3 million. The Company performed a quantitative analysis due to the fact this reporting unit had a narrower margin between carrying value and enterprise value than the other reporting units in previous years.

From a qualitative perspective, in evaluating whether it is more likely than not (i.e., a probability of more than 50 percent) that the fair value of a reporting unit is less than its carrying amount, relevant events and circumstances were taken into account, with greater weight assigned to events and circumstances that most affect a reporting unit’s fair value or the carrying amounts of its assets. Items that were considered include, but are not limited to, the following: (1) macroeconomic conditions; (2) industry and market conditions; (3) costs of merchandise or labor; (4) overall financial performance; (5) other entity specific events, such as changes in management or key personnel; (6) events affecting a reporting unit, such as a change in the composition of net assets or an expected disposition; and (7) a change in the Company’s share price. In addition, the Company also considered recent fair value calculations for each reporting unit and determined that there was a significant difference between fair value and the carrying amount. After assessing these and other factors, the Company determined that is was more likely than not that the fair value of these reporting units were greater than the carrying amounts.

For the reporting unit in which the Company performed a quantitative analysis, the goodwill impairment test involves estimates and management judgment. The Company determined the fair value of the reporting unit based on present value techniques including discounted cash flows. The discounted cash flow valuation uses projections of future cash flows and includes assumptions concerning future operating performance and economic conditions and may differ from actual future cash flows. In projecting the Company’s cash flows, it used growth rates generally ranging from one to five percent in revenues and costs, and in addition, considered the additional cremation gardens and other mausoleum projects that are currently under construction. For the discount rate, the Company used 7.9 percent, which reflected its weighted average cost of capital determined based on its industry, suppliers and capital structure as adjusted for equity risk premiums and size risk premiums based on its market capitalization. Fair value is calculated as the sum of the projected discounted cash flows of the reporting unit over the next five years and terminal value at the end of those five years. The terminal value is calculated as the projected EBITDA at the end of the five year period divided by the discount rate minus terminal growth rates ranging from 2 to 3 percent. The Company prepared a sensitivity analysis of the terminal values and used the midpoint enterprise value as its best estimate. Based on the analysis performed, the Company determined that no goodwill impairment charge was required for fiscal year 2013.

STEWART ENTERPRISES, INC.

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands, except per share amounts)

(3) Summary of Significant Accounting Policies—(Continued)

(h) Stock-Based Compensation

The Company’s stock-based compensation cost for each period is the expense related to all share-based compensation arrangements vesting in the period based on the estimated grant date fair value. See Note 21 for additional information.

(i) Funeral Revenue

The Company sells price-guaranteed prearranged funeral services and merchandise under contracts that provide for delivery of the services and merchandise at the time of death. Prearranged funeral services are recorded as funeral revenue in the period the funeral service is actually performed. Prearranged funeral merchandise is recognized as revenue upon delivery. When a contract turns at-need or the merchandise is delivered, the contract face value along with related trust dividends, interest income and gains and losses net of fees allocated to individual contracts as per the applicable trust agreement are included in revenue. Prior to performing the funeral or delivering of the merchandise, such sales and related trust earnings are deferred. Funeral services and merchandise sold at the time of need are recorded as funeral revenue in the period the funeral is performed or the merchandise is delivered. The Company records cash advance items such as public transportation arranged on behalf of a customer on a net basis. Discounts are also recorded on a net basis in revenue. The Company presents all taxes assessed by governmental authorities on its revenue-producing transactions (i.e., sales taxes) as well as the recoveries from its customers from these taxes on a net basis in its consolidated financial statements.

Because preneed services or merchandise will not be provided until the future, most states require that all or a portion of the customer payments under these contracts be protected for the benefit of the customers pursuant to applicable law. Some or all of the funds may be required to be placed into trust accounts (“trust-funded preneed funeral contracts”). Alternatively, where allowed, customers may purchase a life insurance or annuity policy from third-party insurance companies to fund their preneed funeral contracts (“insurance-funded preneed funeral contracts”). The funeral goods and services selected at the time of contract origination will be funded by the insurance policy proceeds, which include increasing insurance benefits. Under either customer funding option, the Company enters into a preneed funeral contract with the customer to provide funeral services in the future. See discussion of insurance-funded preneed funeral contracts below.

When a trust-funded preneed funeral contract is sold, the Company records an asset (included in preneed funeral receivables and trust investments) and a corresponding liability (included in deferred preneed funeral revenues) for the contract price. Principal amounts deposited in the trust or escrow accounts generally range from 70 percent to 90 percent of each installment received. As the customer makes payments on the contract prior to performance by the Company, the Company deposits into the related trust the required portion of the payment based on applicable state law and reclassifies the corresponding amount from deferred preneed funeral revenues into deferred preneed funeral and cemetery receipts held in trust.

The Company’s policy for recognizing trust income follows the allocation of trust earnings to individual contracts as stipulated in the Company’s respective trust agreements. In substantially all of the Company’s trusts, trust earnings, which include dividends and interest earned and net capital gains and losses (including losses from other-than-temporary impairments of securities) realized by preneed funeral trust or escrow accounts net of fees, are allocated to individual contracts as earned or realized. In these trusts, unrealized gains and losses are not allocated to contracts. The trust earnings allocated to individual contracts are recognized as components of revenue along with the original contract sales price when the underlying service or merchandise is actually performed or delivered. Principal and earnings are withdrawn only as the merchandise or services are delivered or contracts are cancelled, except in jurisdictions that permit trust earnings to be withdrawn currently.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands, except per share amounts)

(3) Summary of Significant Accounting Policies—(Continued)

Deferred preneed funeral revenue represents future funeral contract revenues. In addition to amounts receivable from customers and amounts received from customers that are not required to be trusted, this includes distributed and distributable trust investment earnings associated with unperformed trust-funded preneed funeral contracts where the related cash or investments are not held in trust accounts (generally because the Company was permitted to withdraw the cash from the trust before performance of the service or delivery of the merchandise). Future funeral contract revenues that were trusted and non-distributable net trust investment earnings where the related cash or investments are held in trust accounts are included in deferred preneed funeral and cemetery receipts held in trust.

Upon cancellation of a trust-funded preneed funeral contract, a customer is generally entitled to receive a refund. In many jurisdictions, the Company may be obligated to fund any shortfall if the amounts deposited by the customer exceed the funds in trust including investment income at the time of cancellation. If the fair market value of the trusts were to decline below the estimated costs to deliver the underlying products and services, the Company would record a charge to earnings to record a liability for the expected loss on the delivery of contracts in the Company’s backlog. Based upon the analysis described in Note 3(m), no loss amounts have been required to be recognized for the years ended October 31, 2013, 2012 and 2011. See Note 3(m) below.

Insurance-funded price-guaranteed preneed funeral contracts that will be funded by life insurance or annuity contracts issued by third-party insurers are not reflected in the consolidated balance sheet. The net amount of these contracts that have not been fulfilled as of October 31, 2013 and 2012 was $646,192 and $600,951, respectively. With insurance-funded preneed funeral contracts, the Company earns a commission because it acts as an agent on the sale of the policies on behalf of the third-party insurer. Customers send payments of premiums on the insurance policies directly to the insurance company, and the insurance premium receivables and related customer payments are not recorded on the Company’s financial statements. Insurance commissions are recognized as revenue as earned, net of an allowance for cancellations. This allowance amounted to $3,790 and $3,889 for October 31, 2013 and 2012, respectively. The costs related to the commissions paid to the Company’s sales counselors are expensed as incurred. Proceeds of these policies may be used by customers for other purposes and are portable to other funeral service providers or for completely separate purposes. As a result, no additional amounts are recorded until the contracted service or merchandise is delivered, and these contracts are not included in deferred revenue. At that time, the face amount of the contract including any build-up (i.e., the policy proceeds) is recorded as funeral revenue, as well as the related costs to deliver the contract, and a receivable from the insurance company for the policy proceeds is recorded as a funeral receivable.

(j) Cemetery Revenue

The Company sells price-guaranteed preneed cemetery merchandise and services under contracts that provide for delivery of the merchandise and services at the time of need. Preneed cemetery merchandise and service sales are recorded as cemetery revenue in the period the merchandise is delivered or service is performed. Prior to that time, such sales are deferred. Cemetery merchandise and services sold at the time of need are recorded as cemetery revenue in the period the service is performed or the merchandise is delivered. Discounts are recorded on a net basis in revenue. The Company presents all taxes assessed by governmental authorities on its revenue-producing transactions (i.e., sales taxes) as well as the recoveries from its customers from these taxes on a net basis in its consolidated financial statements.

Some or all of the funds received under preneed cemetery contracts for merchandise or services may be required to be placed into trust accounts, pursuant to applicable state law. With respect to the preneed sale of cemetery merchandise, the Company is generally required to place in trust 30 percent to 50 percent of each installment received. With respect to the preneed sale of cemetery services, the Company is generally required to place in trust 70 percent to 90 percent of each installment received. When a trust-funded preneed cemetery contract is entered into, the Company records an asset (included in preneed cemetery receivables and trust investments) and a corresponding liability (included in deferred preneed cemetery revenues) for the contract price. As the customer makes payments on the contract prior to performance by the Company, the Company deposits into the related trust the required portion of the payment based on applicable state law and reclassifies the corresponding amount from deferred preneed cemetery revenues into deferred preneed funeral and cemetery receipts held in trust.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands, except per share amounts)

(3) Summary of Significant Accounting Policies—(Continued)

Deferred preneed cemetery revenue represents future preneed cemetery revenues to be recognized upon delivery of merchandise or performance of services. In addition to the amounts receivable from customers and amounts received but not required to be trusted, this includes distributed and distributable trust investment earnings associated with unperformed preneed cemetery services or undelivered preneed cemetery merchandise where the related cash or investments are not held in trust accounts (generally because the Company was permitted to withdraw the cash from the trust in advance of performance of the service or delivery of the merchandise). Future contract revenues that were trusted and non-distributable net trust investment earnings where the related cash or investments are held in trust accounts are included in deferred preneed funeral and cemetery receipts held in trust.

The Company’s policy for recognizing trust income follows the allocation of trust earnings to individual contracts as stipulated in the Company’s respective trust agreements. In substantially all of the Company’s trusts, trust earnings, which include dividends and interest earned and net capital gains and losses (including losses from other-than-temporary impairments of securities) realized by preneed cemetery trust or escrow accounts net of fees, are allocated to individual contracts when earned or realized. In these trusts, unrealized gains and losses are not allocated to contracts. The trust earnings allocated to individual contracts are recognized as components of revenue along with the original contract sales price when the underlying service or merchandise is actually performed or delivered. Principal and earnings are withdrawn only as the merchandise or services are delivered or contracts are cancelled, except in jurisdictions that permit trust earnings to be withdrawn currently.

The Company sells price-guaranteed cemetery contracts providing for property interment rights. For preneed sales of interment rights (cemetery property), the associated revenue and all costs to acquire the sale are recognized in accordance with the retail land sales provisions of ASC 360-Property, Plant and Equipment. Based on this guidance, recognition of revenue and costs must be deferred until 10 percent of the property sale price has been collected. Until the 10 percent has been collected, the Company records all payments received as deposits, does not record receivables and continues to report the inventory in its financial statements. As of October 31, 2013 and 2012, the amount of inventory included in the Company’s consolidated balance sheets on which the 10 percent collection requirement has not been met was $293 and $525, respectively. Revenue related to the preneed sale of cemetery property prior to the completion of its construction is recognized on a percentage of completion method of accounting as construction occurs. The Company measures the percentage of completion by taking the costs incurred to date and dividing that number by the total projected cost of the project.

Pursuant to cemetery perpetual care contracts and laws, a portion, generally between 10 percent and 15 percent, of the proceeds from cemetery property sales is deposited into perpetual care trusts. As payments are received, the Company generally funds the perpetual care trust based on applicable state law in the same proportion as the payment bears to the contract amount. For example, if the Company receives 20 percent of the contract price, it places in trust 20 percent of the total amount it is required to place in the cemetery perpetual care trust for that contract. The income from these trusts, which have been established in most jurisdictions in which the Company operates cemeteries, is used for maintenance of those cemeteries, but principal, including in some jurisdictions net realized capital gains, must generally be held in perpetuity. The Company currently recognizes and withdraws all dividend and interest income earned net of fees and, where permitted, net capital gains realized by cemetery perpetual care funds subject to a maximum of the maintenance costs incurred by the Company during the period.

If the Company realizes net losses in those states that allowed it to previously withdraw capital gains, these states may require the Company to make cash deposits to the trust to cover the net loss, or may require the Company to stop withdrawing earnings until future earnings cover the net losses. The Company is currently utilizing some of the cash that could be withdrawn from the trusts to satisfy its funding obligation resulting from the net realized capital losses previously recorded.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands, except per share amounts)

(3) Summary of Significant Accounting Policies—(Continued)

Some of the Company’s sales of cemetery property and merchandise are made under installment contracts bearing interest at prevailing rates. Interest rates on cemetery property and merchandise contracts range from 2.9 percent to 12.9 percent and have a weighted average interest rate of 4.8 percent. Finance charges are recognized as cemetery revenue under the effective interest method over the terms of the related installment receivables that are 90 days outstanding or less.

(k) Preneed Funeral and Cemetery Merchandise and Services Trusts (“Preneed Trusts”) and Cemetery Perpetual Care Trusts

As of April 30, 2004, the Company implemented the FASB’s applicable guidance on the consolidation of variable interest entities. This resulted in the consolidation of the Company’s preneed trusts and the Company’s cemetery perpetual care trusts. The implementation affected certain line items in the consolidated balance sheet and statement of earnings as described below, but had no impact on net earnings. Also, the implementation did not result in any net changes to the Company’s consolidated statement of cash flows, but does require disclosure of certain financing and investing activities. See Notes 5, 6 and 7.

Although this guidance required consolidation of the preneed trusts and cemetery perpetual care trusts, it did not change the legal relationships among the trusts, the Company and its customers. In the case of preneed trusts, the customers are the legal beneficiaries. In the case of cemetery perpetual care trusts, the Company does not have a legal right to the cemetery perpetual care trust assets. For these reasons, upon consolidation of the trusts, the Company recognized these third-party interests in the trusts in its financial statements. The Company classifies deposits to the preneed trusts as “deferred preneed funeral and cemetery receipts held in trust” and classifies deposits to the cemetery perpetual care trusts as “perpetual care trusts’ corpus,” both within the liabilities section of the balance sheet.

All of these trusts hold investments in cash and marketable equity and debt securities, which are classified as available for sale and reported at fair value, with the related realized and unrealized gains and losses excluded from earnings and initially reported as a separate component of accumulated other comprehensive income or loss in the Company’s consolidated balance sheet. These earnings are then reclassified to deferred preneed funeral and cemetery receipts held in trust in the Company’s consolidated balance sheet. Distributable income according to the regulatory requirements, which are primarily dividends, interest income and gains and losses allocated to individual accounts as per the applicable trust agreement net of fees, are included in the determination of revenue in accordance with the Company’s revenue recognition policy.

Each quarter, the Company assesses its portfolio for other than temporary impairments. In the case of preneed trusts, if a loss is realized from the sale of a security, or an unrealized loss is deemed other-than-temporary, the loss is included as a component of future revenue recorded as contracts turn at need. To determine whether an unrealized loss is other-than-temporary, the Company analyzes the securities on an individual trust account basis as well as a security-by-security basis. The evaluation first considers whether the Company has sufficient liquidity within each individual trust account to hold the investments for an extended period of time. The liquidity assessment of the individual trust accounts includes estimates of annual trust income, historical deposits and withdrawals, cash balances, upcoming debt investment maturities and other liquidity alternatives. The Company evaluates whether it has the ability and intent to hold the security until it recovers in value. The Company also evaluates consensus analyst recommendations, concerns specific to the issuer, overall market performance and annual returns required to recover the loss. Based on the analysis performed, as discussed in Notes 5, 6 and 7, the Company has recorded other-than-temporary impairments on certain securities. The Company does not consider any of its other equity or debt security investments in its preneed trusts to be other-than-temporarily impaired as of October 31, 2013. The Company believes it has the intent and the ability to hold temporarily impaired securities in an unrealized loss position until they recover in value.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands, except per share amounts)

(3) Summary of Significant Accounting Policies—(Continued)

In the case of cemetery perpetual care trusts, the Company recognizes investment earnings in cemetery revenues when such earnings are realized and permitted to be legally withdrawn by the Company (with a corresponding debit to perpetual care trusts’ corpus). Certain states allow the Company to withdraw net realized capital gains, and other states prohibit these withdrawals. These earnings and related funds are intended to defray cemetery maintenance costs and are recorded as revenue. In the event that the Company has been allowed to withdraw net realized gains and there are subsequent realized losses in the trust, the Company may determine it has a funding obligation to restore the initial corpus of the trust. A charge is recorded in the statement of earnings at the time it is considered probable that the Company will be required to restore the net realized losses.

See Notes 5, 6 and 7 for fair market value information for the Company’s preneed funeral trust investments, preneed cemetery trust investments and cemetery perpetual care trust investments.

Cash flows from preneed funeral and cemetery merchandise and services contracts and cemetery perpetual care contracts are presented as operating cash flows in the Company’s consolidated statement of cash flows, with related unrealized gains and losses excluded and reflected in accumulated other comprehensive income or loss in the Company’s consolidated balance sheet.

(l) Trust Fee Revenue

Trust management fees related to the preneed funeral and cemetery merchandise and services trusts and cemetery perpetual care trusts are earned by the Company based on the fair market value of the investments in the trusts. These fees are established by the Company at rates consistent with industry norms and are paid by the trusts to the Company’s subsidiary, ITI.

(m) Loss Contract Impairment Analysis

Each quarter, the Company performs an analysis to determine whether its preneed contracts are in a loss position, which would necessitate a charge to earnings. For this analysis, the Company adds the sales prices of the underlying contracts and realized earnings, then subtracts realized losses to derive the net amount of proceeds for contracts as of that particular balance sheet date. The Company then considers unrealized gains and losses based on current market prices quoted for the investments and does not include future expected returns on the investments in its analysis. The Company compares the amount of adjusted proceeds after considering net unrealized gains and losses to the estimated direct costs to deliver the contracts, which consist primarily of funeral and cemetery merchandise costs and salaries, supplies and equipment related to the delivery of a preneed contract. If a deficiency were to exist, the Company would record a charge to earnings and a corresponding liability for the expected loss on the delivery of those contracts from its deferred revenue. No such amounts were recognized during fiscal years 2013, 2012 or 2011.

(n) Allowance for Doubtful Accounts and Sales Cancellations

The Company establishes an allowance for uncollectible installment contracts and trade accounts based on a range of percentages applied to accounts receivable aging categories. These percentages are based on an analysis of the Company’s historical collection and write-off experience. At-need funeral and other receivables are considered past due after 30 days. The Company records an allowance on its interest accruals similar to the corresponding principal aging categories. For accounts that are more than 90 days past due, interest continues to be accrued, however, an allowance is established to fully reserve for the interest. Interest income on these receivables is recognized only to the extent the account becomes less than 90 days past due and then only on the non-reserved portion. Accounts are restored to normal accrual status only when interest and principal payments are brought current and future payments are reasonably assured.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands, except per share amounts)

(3) Summary of Significant Accounting Policies—(Continued)

The Company establishes allowances for preneed trust receivables. These allowances are recorded as reductions in preneed receivables and preneed deferred revenue, and changes in these allowances have no effect on the consolidated statement of earnings. The Company establishes a reserve for cancellations for cemetery property sales based on historical cancellations and recent write-off activity. This reserve is recorded as a reduction of cemetery revenue. The Company also establishes an allowance for cancellations for insurance and third-party commissions based on historical experience for cancellations of insurance contracts within the period of refundability.

(o) Income Taxes

Income taxes are accounted for using the asset and liability method under which deferred income taxes are recognized for the tax consequences of “temporary differences” by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities. The effect on deferred taxes for a change in tax rates is recognized in income in the period that includes the enactment date. Management records a valuation allowance against the deferred tax asset for amounts which are not considered more likely than not to be realized. For additional information see Note 20.

For the purpose of calculating income taxes for discontinued operations, earnings from discontinued operations is segregated into two categories: operating results and gain or loss on dispositions. Operating results are tax affected in the ordinary manner (i.e., income tax expense on net operating income, income tax benefit on net operating loss).

(p) Business Combinations

Tangible and intangible assets acquired and liabilities assumed in a business combination are recorded at fair value, and goodwill is recognized for any difference between the purchase price and the fair value of the acquired tangible and intangible assets.

(q) Earnings Per Common Share

Basic earnings per common share is computed by dividing net earnings available to common shareholders by the weighted average number of common shares outstanding during each period. Diluted earnings per common share is computed by dividing net earnings available to common shareholders by the weighted average number of common shares outstanding plus the number of additional common shares that would have been outstanding if the dilutive potential common shares had been issued during each period as discussed in Note 18.

For purposes of calculating the effect of the Company’s senior convertible notes on diluted earnings per share, any shares issuable upon conversion are accounted for under the net share settlement method. The effect of the net share settlement method is that the shares potentially issuable upon conversion of the senior convertible notes are only included in the calculation of earnings per share to the extent the conversion value of the senior convertible notes exceeds their principal amount. In this case, the Company would include in diluted shares the number of shares of Class A common stock necessary to settle the conversion if it occurred at that time. The warrants are included in the calculation of diluted earnings per share to the extent the effect is dilutive using the treasury stock method. The call options are not considered in the diluted earnings per share calculation.

(r) Purchase and Retirement of Common Stock

Share repurchases are recorded at stated value with the amount in excess of stated value recorded as a reduction to additional paid-in capital. Share repurchases reduce the weighted average number of common shares outstanding during each period.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands, except per share amounts)

(3) Summary of Significant Accounting Policies—(Continued)

In September 2007, the Company announced a stock repurchase program, authorizing the investment of up to $25,000 in the repurchase of the Company’s common stock. The program was increased by $25,000 in December 2007, June 2008, June 2011 and September 2011, resulting in a $125,000 program. Repurchases under the program are limited to the Company’s Class A common stock, and can be made in the open market or in privately negotiated transactions at such times and in such amounts as management deems appropriate, depending upon market conditions and other factors. During fiscal year 2013, the Company repurchased 245,118 shares of its Class A common stock for $1,826 at an average price of $7.45 per share. As of October 31, 2013, the Company has repurchased 16,172,850 shares of its Class A common stock since the start of the program for $110,381 at an average price of $6.83 per share.

(s) Derivatives

The Company accounts for derivative financial instruments under ASC 815–Derivatives and Hedging. The Company’s only derivatives are its covered calls in its trust portfolios. A discussion of covered calls can be found in Notes 5, 6 and 7.

(t) Estimated Insurance Loss Liabilities

The Company purchases comprehensive general liability, automobile liability and workers compensation insurance coverages structured within a large deductible/self-insured retention premium rating program. This program results in the Company being primarily self-insured for claims and associated costs and losses covered by these policies but below the deductible. Historical insurance industry experience indicates some degree of inherent variability in assessing the ultimate amount of losses associated with the types of claims covered by the program. This is especially true as a result of the extended period of time that transpires between when the claim might occur and the full settlement of such claim, often many years. The Company continually evaluates the receivables due from its insurance carriers as well as loss estimates associated with claims and losses related to these insurance coverages with information obtained from its primary insurer.

With respect to health insurance, the Company purchases individual and aggregate stop loss coverage with a large deductible. This program results in the Company being primarily self-insured for claims and associated costs up to the amount of the deductible, with claims in excess of the deductible amount being covered by insurance. Expected claims are based on actuarial estimates; actual claims may differ from those estimates. The Company continually evaluates its claims experience related to this coverage with information obtained from its insurer.

Assumptions used in preparing these estimates are based on factors such as claim settlement patterns, claim development trends, claim frequency and severity patterns, inflationary trends and data reasonableness. Together these factors will generally affect the analysis and determination of the “best estimate” of the projected ultimate claim losses. The results of these evaluations are used to assess the reasonableness of the Company’s insurance loss liability.

The estimated liability on the uninsured litigation and employment-related claims are established by management based upon the recommendations of professionals who perform a review of both reported claims and estimate a liability for incurred but not reported claims. These liabilities include estimated settlement costs. Although management believes estimated liabilities related to uninsured claims are adequately recorded, it is possible that actual results could significantly differ from the recorded liabilities.

The Company also has insurance coverage related to property damage, incremental costs and property operating expenses it incurs due to damage caused by hurricanes and other natural disasters. The Company’s policy is to record such amounts when recovery is probable, which generally means it has reached an agreement with the insurance company.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands, except per share amounts)

(3) Summary of Significant Accounting Policies—(Continued)

The Company accrues for legal costs related to loss contingencies as the services are provided. If a settlement is determined to be probable, then an estimate is recorded for the settlement at that time.

(u) Dividends

In March 2005, the Company announced that its Board of Directors approved the initiation of a quarterly cash dividend of two and one-half cents per share of Class A and B common stock. In each of September 2009, June 2011, March 2012 and April 2013, the Company increased the quarterly dividend rate by one half cent per share. As a result, effective April 2013, the quarterly dividend rate is four and one-half cents per share of Class A and B common stock. The Company’s Board of Directors declared the first quarter 2013 dividend in the fourth quarter of fiscal year 2012 accelerating the payment to December of 2012. For the years ended October 31, 2013, 2012 and 2011, the Company paid $14,813, $13,335 and $11,762, respectively, in dividends.

(v) Leases

The Company has noncancellable operating leases, primarily for land and buildings, that expire over the next one to 9 years, with the exception of eight leases that expire between 2032 and 2039. As of October 31, 2013, approximately 79 percent of the Company’s 217 funeral locations were owned by the Company’s subsidiaries and approximately 21 percent were held under operating leases. The Company records operating lease expense for leases with escalating rents on a straight-line basis over the life of the lease, including reasonably assured lease renewals. The Company amortizes leasehold improvements in an operating lease over the shorter of their economic lives or the lease term, including reasonably assured lease renewals. The Company also has operating leases under its vehicle fleet program.

(4) Change in Accounting Principles and New Accounting Principles

In January 2010, the FASB issued Accounting Standards Update (“ASU”) No. 2010-06, which requires additional fair value disclosures. This guidance requires reporting entities to disclose transfers in and out of Levels 1 and 2 and requires gross presentation of purchases, sales, issuances and settlements in the Level 3 reconciliation of the three-tier fair value hierarchy. This guidance is effective for interim and annual reporting periods beginning after December 15, 2009, except for the disclosures about purchases, sales, issuances and settlements related to Level 3 activity. Those disclosures are effective for fiscal years beginning after December 15, 2010 and for interim periods within those fiscal years. The guidance on transfers between Levels 1 and 2 was adopted by the Company as of its second fiscal quarter ended April 30, 2010. The guidance on Level 3 activity was adopted by the Company in the fiscal year beginning November 1, 2011. The adoption of this guidance had no impact on the Company’s consolidated financial statements.

In June 2009, the FASB issued guidance which amends the consolidation guidance for variable interest entities. It requires additional disclosures about involvement with variable interest entities and any significant changes in risk exposure due to that involvement. This guidance is effective as of the beginning of the first annual reporting period that begins after November 15, 2009, which corresponds to the Company’s fiscal year beginning November 1, 2010. The adoption of this guidance had no impact on the Company’s consolidated financial statements.

In July 2010, the FASB issued ASU No. 2010-20, which requires new disclosures on finance receivables and allowance for credit losses. The new disclosures are required for interim and annual periods ending after December 15, 2010, although the disclosures of reporting period activity are required for interim and annual periods beginning after December 15, 2010. In January 2011, the FASB issued ASU No. 2011-01, which delayed the effective date of ASU No. 2010-20 for public companies with regard to the disclosures on troubled debt restructurings. In April 2011, the FASB issued ASU No. 2011-02, which clarifies the guidance for identifying

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands, except per share amounts)

(4) Change in Accounting Principles and New Accounting Principles—(Continued)

restructuring of receivables that constitute a troubled debt restructuring for a creditor. This guidance is effective for the first interim or annual period beginning on or after June 15, 2011 and should be applied retrospectively to the beginning of the annual period of adoption, which corresponded to the Company’s fourth fiscal quarter beginning August 1, 2011. The guidance was adopted by the Company as of its first fiscal quarter ended January 31, 2011. The disclosures of reporting period activity were effective for the Company’s second fiscal quarter beginning February 1, 2011. The adoption of this guidance by the Company had no impact on its consolidated financial statements. See Note 10 for the required disclosures.

In December 2010, the FASB issued ASU No. 2010-28 regarding the goodwill impairment test for reporting units with zero or negative carrying amounts. The guidance clarifies the steps to be performed to determine whether goodwill has been impaired and addresses the steps for reporting units with zero or negative carrying amounts. This guidance was effective for fiscal years (and interim periods within such years) beginning after December 15, 2010, which corresponds to the Company’s first fiscal quarter beginning November 1, 2011. The adoption of this guidance had no impact on the Company’s consolidated financial statements.

In May 2011, the FASB issued ASU No. 2011-04 regarding fair value measurements and disclosures. This new guidance clarifies the application of existing fair value measurement guidance and revises certain measurement and disclosure requirements to achieve convergence with International Financial Reporting Standards. This guidance is effective for the first interim or annual period beginning after December 15, 2011, which corresponded to the Company’s second fiscal quarter beginning February 1, 2012. The adoption of this guidance had no impact on its consolidated financial statements.

In September 2011, the FASB issued ASU No. 2011-08 regarding the testing of goodwill impairment. This new guidance amends ASC 350-20 to allow an initial assessment of qualitative factors to determine whether it is necessary to perform the first step of the two step goodwill impairment test. This guidance is effective for the first annual and interim goodwill impairment tests performed for fiscal years beginning after December 15, 2011, which corresponds to first fiscal quarter beginning November 1, 2012. The Company early adopted this guidance effective for its annual goodwill impairment testing performed in the fourth quarter of fiscal year 2011. For further information, see Note 3(g).

In June 2011, the FASB issued ASU No. 2011-05 regarding the presentation of comprehensive income. This guidance amends the previous application of comprehensive income and the requirements regarding presentation in the financial statements. It requires the disclosure of the components of comprehensive income, which the Company disclosed in other sections of its filings, to be presented as part of one statement of comprehensive income, or as a separate statement of comprehensive income following the statement of earnings. This guidance is effective for fiscal years (and interim periods within such years) beginning after December 15, 2011, which corresponds to the Company’s first fiscal quarter beginning November 1, 2012. The adoption of this guidance by the Company had no impact on its financial condition or results of operations. The Company now includes separate statements of comprehensive income within its financial statements.

In December 2011, the FASB issued ASU No. 2011-12 which temporarily deferred those changes in ASU No. 2011-05 that relate to the presentation of reclassification adjustments out of accumulated other comprehensive income. In February 2013, the FASB issued ASU No. 2013-02 which clarified the reporting requirements of reclassifications out of accumulated other comprehensive income. This guidance requires prospective application for annual periods and interim periods within those annual periods beginning after December 15, 2012. The Company adopted the disclosure guidance in its first fiscal quarter beginning November 1, 2012. The adoption of this guidance had no impact on the Company’s financial condition or results of operations. See the required disclosures in Note 15.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands, except per share amounts)

(4) Change in Accounting Principles and New Accounting Principles—(Continued)

In July 2012, the FASB issued ASU No. 2012-02 regarding subsequent measurement guidance for long lived intangibles. This guidance is meant to reduce the cost and complexity of performing an impairment test for indefinite-lived intangible assets. This guidance is effective for annual and interim tests performed for fiscal years beginning after September 15, 2012, which corresponds to the Company’s fiscal year beginning November 1, 2012. The adoption of this guidance in fiscal year 2013 had no impact on the Company’s consolidated financial statements.

In July 2013, the FASB issued ASU No. 2013-11 which amended the Income Taxes Topic of the Accounting Standards Codification to eliminate a diversity in practice for the presentation of unrecognized tax benefits when net operating loss carryforwards, similar tax losses or tax credit carryforwards exist. The amendment requires that the unrecognized tax benefit be presented as a reduction of the deferred tax assets associated with the carryforwards except in certain circumstances when it would be reflected as a liability. This guidance is effective for annual periods and interim periods within those annual periods beginning after December 15, 2013, which corresponds to the Company’s first fiscal quarter beginning November 1, 2014. The Company is currently evaluating the impact the adoption of this guidance will have on its consolidated financial statements.

(5) Preneed Funeral Activities

Preneed Funeral Receivables and Trust Investments

Preneed funeral receivables and trust investments represent trust assets and customer receivables related to unperformed, price-guaranteed trust-funded preneed funeral contracts. The components of preneed funeral receivables and trust investments in the consolidated balance sheets as of October 31, 2013 and 2012 are as follows:

	October 31, 2013	October 31, 2012
Trust assets	$426,850	$397,875
Receivables from customers	45,883	44,959

	472,733	442,834
Allowances for cancellations	(9,942)	(10,412)

Preneed funeral receivables and trust investments	$462,791	$432,422

STEWART ENTERPRISES, INC.

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands, except per share amounts)

(5) Preneed Funeral Activities—(Continued)

The cost basis and market values associated with preneed funeral merchandise and services trust assets as of October 31, 2013 detailed below.

	October 31, 2013
	Fair Value Hierarchy Level	Cost Basis	Unrealized Gains	Unrealized Losses	Market
Cash, money market and other short-term investments	1	$27,316	$—	$—	$27,316
Long term certificate of deposit investments	1	5,823	—	—	5,823
U.S. Government, agencies and municipalities	2	3,274	76	(21)	3,329
Corporate bonds	2	12,995	648	(13)	13,630
Preferred stocks	2	25,743	1,040	(1,599)	25,184
Common stocks	1	175,471	14,625	(26,192)	163,904
Mutual funds:
Equity	1	25,717	2,427	(617)	27,527
Fixed income	1	113,772	755	(3,373)	111,154
Commodity	1	9,012	—	(3,203)	5,809
Real estate investment trusts	1	8,503	323	(370)	8,456
Master limited partnerships	1	27,765	605	(15)	28,355
Preferred stock	1	105	—	(5)	100
Insurance contracts and other	3	4,878	—	—	4,878

Trust investments		$440,374	$20,499	$(35,408)	$425,465

Market value as a percentage of cost						96.6%

Accrued investment income					1,385

Trust assets					$426,850

The estimated maturities and market values of debt securities included above are as follows:

October 31, 2013
Due in one year or less	$5,613
Due in one to five years	5,641
Due in five to ten years	5,195
Thereafter	510

$16,959

The weighted average maturity of the mutual fund-fixed income investments as of October 31, 2013 is 4.6 years.

STEWART ENTERPRISES, INC.

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands, except per share amounts)

(5) Preneed Funeral Activities—(Continued)

The cost and market values associated with preneed funeral merchandise and services trust assets as of October 31, 2012 are detailed below.

	October 31, 2012
	Fair Value Hierarchy Level	Cost Basis	Unrealized Gains	Unrealized Losses	Market
Cash, money market and other short-term investments	1	$24,501	$—	$—	$24,501
Long term certificate of deposit investments	1	6,775	—	—	6,775
U.S. Government, agencies and municipalities	2	1,657	79	—	1,736
Corporate bonds	2	18,946	1,580	—	20,526
Preferred stocks	2	34,939	1,099	(688)	35,350
Common stocks	1	196,745	4,598	(42,568)	158,775
Mutual funds:
Equity	1	18,471	1,007	(1,494)	17,984
Fixed income	1	96,021	3,271	(570)	98,722
Commodity	1	13,412	—	(2,864)	10,548
Real estate investment trusts	1	8,737	564	(9)	9,292
Master limited partnerships	1	6,867	1	(26)	6,842
Insurance contracts and other	3	5,372	168	—	5,540

Trust investments		$432,443	$12,367	$(48,219)	$396,591

Market value as a percentage of cost						91.7%

Accrued investment income					1,284

Trust assets					$397,875

The Company manages a covered call program on its equity securities within the preneed funeral merchandise and services trust in order to reduce the exposure and volatility of equity securities as well as provide an opportunity for additional income. As of October 31, 2013 and 2012, the Company had outstanding covered calls with a market value of $87 and $379, respectively. These covered calls are included at market value in the balance sheet line “preneed funeral receivables and trust investments.” For fiscal years October 31, 2013, 2012, and 2011, the Company realized trust earnings (losses) of approximately ($674), $116 and ($248), respectively, related to the covered call program. These trust earnings and losses are accounted for in the same manner as for other funeral merchandise and services trust earnings and flow through funeral revenue in the statement of earnings as the underlying contracts are delivered. Although the Company realized losses associated with the covered call program during fiscal years 2013 and 2011, it continues to hold the underlying securities against which these covered calls were issued; these underlying securities appreciated in value by $2,658 and $1,153, respectively, during the period that the covered calls were outstanding.

Where quoted prices are available in an active market, investments held by the trusts are classified as Level 1 investments pursuant to the three-level valuation hierarchy. The Company’s Level 1 investments include cash, money market and other short-term investments, common stock and mutual funds.

Where quoted market prices are not available for the specific security, fair values are estimated by using quoted prices of securities with similar characteristics. These investments are primarily U.S. Government, agencies and municipalities, corporate bonds, convertible bonds and preferred stocks, all of which are classified within Level 2 of the valuation hierarchy.

The Company’s Level 3 investments include insurance contracts and partnership investments purchased within the trusts. The valuation of insurance contracts and partnership investments requires significant management judgment due to the absence of quoted prices, inherent lack of liquidity and the long-term nature of such assets. The fair market value of the insurance contracts is based upon the current face value of the contracts according to the respective insurance companies which is deemed to approximate fair market value. The fair market value of the partnership investments was determined by using their most recent audited financial statements and assessing the market value of the underlying securities within the partnership.

STEWART ENTERPRISES, INC.

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands, except per share amounts)

(5) Preneed Funeral Activities—(Continued)

The change in the Company’s preneed funeral merchandise and services trust investments with significant unobservable inputs (Level 3) is as follows:

	Year Ended	Year Ended	Year Ended
	October 31, 2013	October 31, 2012	October 31, 2011
Fair market value, beginning balance	$5,540	$5,868	$6,784
Total unrealized gains (losses) included in other comprehensive income (1)	(330)	10	(689)
Distributions and other, net	(332)	(338)	(227)

Fair market value, ending balance	$4,878	$5,540	$5,868

(1)	All gains (losses) recognized in other comprehensive income for funeral trust investments are attributable to the Company’s preneed customers and are offset by a corresponding increase (decrease) in deferred preneed funeral receipts held in trust.

Activity related to preneed funeral trust investments is as follows:

	Year Ended October 31,
	2013		2012		2011
Purchases	$217,660		$77,330		$166,763
Sales	228,402		74,978		181,740
Realized gains from sales of investments	26,471		6,925		9,439
Realized losses from sales of investments and other	(10,682	)(1)	(4,953	)(2)	(34,508	)(3)
Interest income, dividend and other ordinary income	13,488		14,010		13,255
Deposits(4)	27,016		25,005		21,807
Withdrawals(4)	41,909		38,577		41,263
Other comprehensive income:
Reduction in net unrealized losses	20,943		24,307		29,188
Reclassification to deferred preneed funeral receipts held in trust	(20,943)		(24,307)		(29,188)

(1)	Includes $8,509 in losses from the sale of investments and $2,173 in losses related to certain investments that the Company determined it no longer had the ability and intent to hold until they recover in value.
(2)	Includes $4,741 in losses from the sale of investments and $212 in losses related to certain investments that the Company determined it no longer had the intent to hold until they recover in value.
(3)	Includes $3,306 in losses from the sale of investments and $31,202 in losses related to certain investments that the Company determined it no longer had the ability, or in some cases the intent, to hold until they recover in value. As a result of the Company’s review, it concluded that a number of equity securities in its preneed funeral trust portfolios are other-than-temporarily impaired and wrote the cost basis of these securities down to their fair market value as of October 31, 2011.
(4)	The Company historically sold a significant portion of its preneed funeral sales through trust-funded price-guaranteed contracts. Over time, the mix has shifted to a more significant portion being sold using insurance, particularly in states where the trusting requirements are high.

STEWART ENTERPRISES, INC.

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands, except per share amounts)

(5) Preneed Funeral Activities—(Continued)

The following tables show the gross unrealized losses and fair value of the preneed funeral merchandise and services trust investments with unrealized losses aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position as of October 31, 2013 and 2012.

	October 31, 2013
	Less than 12 Months		12 Months or Greater		Total
	Market Value	Unrealized Losses	Market Value	Unrealized Losses	Market Value	Unrealized Losses
U.S. Government, agencies, and municipalities	$822	$(21)	$—	$—	$822	$(21)
Corporate bonds	744	(13)	—	—	744	(13)
Preferred stocks	18,846	(1,086)	2,528	(513)	21,374	(1,599)
Common stocks	24,600	(1,062)	58,676	(25,130)	83,276	(26,192)
Mutual funds:
Equity	—	—	2,573	(617)	2,573	(617)
Fixed income	74,142	(2,993)	2,464	(380)	76,606	(3,373)
Commodity	—	—	5,809	(3,203)	5,809	(3,203)
Real estate investment trusts	5,944	(370)	—	—	5,944	(370)
Master limited partnerships	5,782	(15)	—	—	5,782	(15)
Preferred stock	100	(5)	—	—	100	(5)

Total	$130,980	$(5,565)	$72,050	$(29,843)	$203,030	$(35,408)

	October 31, 2012
	Less than 12 Months		12 Months or Greater		Total
	Market Value	Unrealized Losses	Market Value	Unrealized Losses	Market Value	Unrealized Losses
Preferred stocks	$5,707	$(170)	$6,923	$(518)	$12,630	$(688)
Common stocks	34,686	(2,241)	76,621	(40,327)	111,307	(42,568)
Mutual funds:
Equity	2,467	(24)	3,363	(1,470)	5,830	(1,494)
Fixed income	7,054	(11)	3,684	(559)	10,738	(570)
Commodity	—	—	10,547	(2,864)	10,547	(2,864)
Real estate investment trusts	2,005	(9)	—	—	2,005	(9)
Master limited partnerships	5,281	(26)	—	—	5,281	(26)

Total	$57,200	$(2,481)	$101,138	$(45,738)	$158,338	$(48,219)

The unrealized losses in the preneed funeral merchandise and services trust portfolio are not considered to be other than temporary. For a discussion of the Company’s policies for determining whether a security is other-than-temporarily impaired, see Note 3(k). Of the total unrealized losses at October 31, 2013, 74 percent, or $26,192, were generated by common stock investments. Most of the common stock investments are part of the S&P 500 Index. The Company generally expects its portfolio performance to improve if the performance of the overall financial market improves, but would also expect its performance to deteriorate if the overall financial market declines. The Company believes it has the intent and ability to hold these investments until they recover in value.

STEWART ENTERPRISES, INC.

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands, except per share amounts)

(6) Preneed Cemetery Merchandise and Service Activities

Preneed Cemetery Receivables and Trust Investments

Preneed cemetery receivables and trust investments represent trust assets and customer receivables for contracts sold in advance of when the merchandise or services are needed. The receivables related to the sale of preneed property interment rights are included in the Company’s current and long-term receivables discussed in Note 10. The components of preneed cemetery receivables and trust investments in the consolidated balance sheets as of October 31, 2013 and 2012 are as follows:

	October 31, 2013	October 31, 2012
Trust assets	$211,205	$197,544
Receivables from customers	28,554	29,594

	239,759	227,138
Allowance for cancellations	(1,329)	(2,090)

Preneed cemetery receivables and trust investments	$238,430	$225,048

The cost basis and market values associated with the preneed cemetery merchandise and services trust assets as of October 31, 2013 are detailed below.

	October 31, 2013
	Fair Value Hierarchy Level	Cost Basis	Unrealized Gains	Unrealized Losses	Market
Cash, money market and other short-term investments	1	$16,647	$—	$—	$16,647
Long term certificate of deposit investments	1	425	—	—	425
U.S. Government, agencies and municipalities	2	3,709	93	(33)	3,769
Corporate bonds	2	2,056	106	(7)	2,155
Preferred stocks	2	9,052	22	(713)	8,361
Common stocks	1	79,836	4,951	(17,924)	66,863
Mutual funds:
Equity	1	34,190	1,079	(3,512)	31,757
Fixed income	1	59,794	259	(1,364)	58,689
Commodity	1	8,694	—	(3,181)	5,513
Real estate investment trusts	1	3,965	27	(48)	3,944
Master limited partnerships	1	11,841	566	(2)	12,405
Preferred stock	1	45	—	(3)	42

Trust investments		$230,254	$7,103	$(26,787)	$210,570

Market value as a percentage of cost						91.5%

Accrued investment income					635

Trust assets					$211,205

The estimated maturities and market values of debt securities included above are as follows:

October 31, 2013
Due in one year or less	$726
Due in one to five years	1,426
Due in five to ten years	3,593
Thereafter	179

$5,924

STEWART ENTERPRISES, INC.

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands, except per share amounts)

(6) Preneed Cemetery Merchandise and Service Activities—(Continued)

The weighted average maturity of the mutual fund-fixed income investments as of October 31, 2013 is 3.8 years.

The cost basis and market values associated with the preneed cemetery merchandise and services trust assets as of October 31, 2012 are detailed below.

	October 31, 2012
	Fair Value Hierarchy Level	Cost Basis	Unrealized Gains	Unrealized Losses	Market
Cash, money market and other short-term investments	1	$9,099	$—	$—	$9,099
Long term certificate of deposit investments	1	487	—	—	487
U.S. Government, agencies and municipalities	2	1,568	115	—	1,683
Corporate bonds	2	1,981	156	—	2,137
Preferred stocks	2	12,790	142	—	12,932
Common stocks	1	104,170	1,931	(27,687)	78,414
Mutual funds:
Equity	1	23,818	201	(6,253)	17,766
Fixed income	1	53,572	857	(16)	54,413
Commodity	1	8,693	—	(1,991)	6,702
Real estate investment trusts	1	3,021	—	(14)	3,007
Master limited partnerships	1	10,303	—	(67)	10,236

Trust investments		$229,502	$3,402	$(36,028)	$196,876

Market value as a percentage of cost						85.8%

Accrued investment income					668

Trust assets					$197,544

The Company manages a covered call program on its equity securities within the cemetery merchandise and services trust in order to reduce the exposure and volatility of equity securities as well as provide an opportunity for additional income. As of October 31, 2013 and 2012, the Company had outstanding covered calls with a market value of $34 and $171, respectively. These covered calls are included at market value in the balance sheet line “preneed cemetery receivables and trust investments.” For fiscal years October 31, 2013, 2012, and 2011, the Company realized trust earnings (losses) of approximately ($525), $145 and ($105), respectively, related to the covered call program. These trust earnings and losses are accounted for in the same manner as for other cemetery merchandise and services trust earnings and flow through cemetery revenue in the statement of earnings as the underlying contracts are delivered. Although the Company realized losses associated with the covered call program during fiscal years 2013 and 2011, it continues to hold the underlying securities against which these covered calls were issued; these underlying securities appreciated in value by $1,346 and $133 during the period that the covered calls were outstanding.

Where quoted prices are available in an active market, investments held by the trusts are classified as Level 1 investments pursuant to the three-level valuation hierarchy. The Company’s Level 1 investments include cash, money market and other short-term investments, common stock and mutual funds.

Where quoted market prices are not available for the specific security, fair values are estimated by using quoted prices of securities with similar characteristics. These investments are U.S. Government, agencies and municipalities, corporate bonds, convertible bonds and preferred stocks, all of which are classified within Level 2 of the valuation hierarchy.

STEWART ENTERPRISES, INC.

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands, except per share amounts)

(6) Preneed Cemetery Merchandise and Service Activities—(Continued)

There are no Level 3 investments in the preneed cemetery merchandise and services trust investment portfolio.

Activity related to preneed cemetery merchandise and services trust investments is as follows:

	Year Ended October 31,
	2013		2012		2011
Purchases	$114,832		$46,754		$131,952
Sales	127,888		48,810		127,232
Realized gains from sales of investments	11,557		4,288		7,314
Realized losses from sales of investments and other	(4,856	)(1)	(1,622	)(2)	(14,076	)(3)
Interest income, dividend and other ordinary income	7,646		7,915		7,194
Deposits	18,182		16,756		16,842
Withdrawals	26,117		24,849		19,040
Other comprehensive income:
Reduction in net unrealized losses	12,942		8,332		8,357
Reclassification to deferred preneed cemetery receipts held in trust	(12,942)		(8,332)		(8,357)

(1)	Includes $3,772 in losses from the sale of investments and $1,084 in losses related to certain investments that the Company determined it no longer had the ability and intent to hold until they recover in value.
(2)	Includes $1,721 in losses from the sale of investments.
(3)	Includes $1,068 in losses from the sale of investments and $13,008 in losses related to certain investments that the Company determined it did not have the ability, or in some cases the intent, to hold until they recover in value. As a result of the Company’s review, it concluded that a number of equity securities in its preneed cemetery trust portfolios are other-than-temporarily impaired and wrote the cost basis of these securities down to their fair market value as of October 31, 2011.

The following tables show the gross unrealized losses and fair value of the preneed cemetery merchandise and services trust investments aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position as of October 31, 2013 and 2012.

	October 31, 2013
	Less than 12 Months		12 Months or Greater		Total
	Market Value	Unrealized Losses	Market Value	Unrealized Losses	Market Value	Unrealized Losses
U.S. Government, agencies, and municipalities	$1,051	$(33)	$—	$—	$1,051	$(33)
Corporate bonds	250	(7)	—	—	250	(7)
Preferred stocks	5,563	(451)	1,435	(262)	6,998	(713)
Common stocks	14,876	(707)	25,222	(17,217)	40,098	(17,924)
Mutual funds:
Equity	—	—	14,122	(3,512)	14,122	(3,512)
Fixed income	45,374	(1,364)	—	—	45,374	(1,364)
Commodity	—	—	5,513	(3,181)	5,513	(3,181)
Real estate investment trusts	1,654	(48)	—	—	1,654	(48)
Master limited partnerships	2,233	(2)	—	—	2,233	(2)
Preferred stock	42	(3)	—	—	42	(3)

Total	$71,043	$(2,615)	$46,292	$(24,172)	$117,335	$(26,787)

STEWART ENTERPRISES, INC.

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands, except per share amounts)

(6) Preneed Cemetery Merchandise and Service Activities—(Continued)

	October 31, 2012
	Less than 12 Months		12 Months or Greater		Total
	Market Value	Unrealized Losses	Market Value	Unrealized Losses	Market Value	Unrealized Losses
Common stocks	$18,856	$(1,271)	$37,775	$(26,416)	$56,631	$(27,687)
Mutual funds:
Equity	1,868	(14)	11,756	(6,239)	13,624	(6,253)
Fixed income	11,014	(16)	—	—	11,014	(16)
Commodity	—	—	6,703	(1,991)	6,703	(1,991)
Real estate investment trusts	3,007	(14)	—	—	3,007	(14)
Master limited partnerships	10,236	(67)	—	—	10,236	(67)

Total	$44,981	$(1,382)	$56,234	$(34,646)	$101,215	$(36,028)

The unrealized losses in the preneed cemetery merchandise and services trust portfolio are not considered to be other than temporary. For a discussion of the Company’s policies for determining whether a security is other-than-temporarily impaired, see Note 3(k). Of the total unrealized losses at October 31, 2013, 80 percent, or $21,436 were generated by common stock investments and mutual fund – equity investments. Most of the common stock investments are part of the S&P 500 Index, and the mutual fund – equity investments are invested in small-cap, mid-cap and international mutual funds that are highly diversified. The Company generally expects its portfolio performance to improve if the performance of the overall financial market improves, but would also expect its performance to deteriorate if the overall financial market declines. The Company believes it has the intent and ability to hold these investments until they recover in value.

(7) Cemetery Interment Rights and Perpetual Care Trusts

Earnings from cemetery perpetual care trust investments that the Company is legally permitted to withdraw are recognized in current cemetery revenues and are used to defray cemetery maintenance costs which are expensed as incurred. Recognized earnings related to these cemetery perpetual care trust investments were $13,194, $9,552 and $8,555 for the years ended October 31, 2013, 2012 and 2011, respectively.

The cost basis and market values of the trust investments held by the cemetery perpetual care trusts as of October 31, 2013 are detailed below.

	October 31, 2013
	Fair Value Hierarchy Level	Cost Basis	Unrealized Gains	Unrealized Losses	Market
Cash, money market and other short-term investments	1	$34,037	$—	$—	$34,037
U.S. Government, agencies and municipalities	2	6,550	200	(34)	6,716
Corporate bonds	2	21,856	818	(307)	22,367
Preferred stocks	2	23,978	1,845	(1,770)	24,053
Common stocks	1	70,201	6,315	(11,278)	65,238
Mutual funds:
Equity	1	16,630	2,710	(271)	19,069
Fixed income	1	90,815	556	(2,913)	88,458
Commodity	1	4,616	—	(1,195)	3,421
Real estate investment trusts	1	5,405	404	(92)	5,717
Preferred stock	1	10,862	—	(480)	10,382
Other	3	37	—	—	37

Trust investments		$284,987	$12,848	$(18,340)	$279,495

Market value as a percentage of cost						98.1%

Accrued investment income					846

Trust assets					$280,341

STEWART ENTERPRISES, INC.

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands, except per share amounts)

(7) Cemetery Interment Rights and Perpetual Care Trusts—(Continued)

The estimated maturities and market values of debt securities included above are as follows:

October 31, 2013
Due in one year or less	$3,912
Due in one to five years	11,165
Due in five to ten years	9,898
Thereafter	4,108

$29,083

The weighted average maturity of the mutual fund-fixed income investments as of October 31, 2013 is 3.6 years.

The cost basis and market values of the trust investments held by the cemetery perpetual care trusts as of October 31, 2012 are detailed below.

	October 31, 2012
	Fair Value Hierarchy Level	Cost Basis	Unrealized Gains	Unrealized Losses	Market
Cash, money market and other short-term investments	1	$16,856	$—	$—	$16,856
U.S. Government, agencies and municipalities	2	5,089	250	—	5,339
Corporate bonds	2	26,479	1,409	(828)	27,060
Preferred stocks	2	33,476	552	(2,069)	31,959
Common stocks	1	90,085	3,017	(19,440)	73,662
Mutual funds:
Equity	1	17,204	1,164	(521)	17,847
Fixed income	1	74,762	2,400	(713)	76,449
Commodity	1	4,591	6	(463)	4,134
Real estate investment trusts	1	8,792	614	(15)	9,391
Other	3	47	—	—	47

Trust investments		$277,381	$9,412	$(24,049)	$262,744

Market value as a percentage of cost						94.7%

Accrued investment income					919

Trust assets					$263,663

The Company manages a covered call program on its equity securities within the cemetery perpetual care trust in order to reduce the exposure and volatility of equity securities as well as provide an opportunity for additional income. As of October 31, 2013 and 2012, the Company had outstanding covered calls with a market value of $73 and $131, respectively. These covered calls are included at market value in the balance sheet line “cemetery perpetual care trust investments.” For fiscal years October 31, 2013, 2012, and 2011, the Company realized trust earnings (losses) of approximately ($317), $94 and ($141), respectively, related to the covered call program. These trust earnings and losses are accounted for in the same manner as for other cemetery perpetual care trust earnings and flow through cemetery revenue in the statement of earnings. Although the Company realized losses associated with the covered call programs during fiscal years 2013 and 2011, it continues to hold the underlying securities against which these covered calls were issued; these underlying securities appreciated in value by $887 and $380 during the period that the covered calls were outstanding.

Where quoted prices are available in an active market, investments held by the trusts are classified as Level 1 investments pursuant to the three-level valuation hierarchy. The Company’s Level 1 investments include cash, money market and other short-term investments, common stock and mutual funds.

STEWART ENTERPRISES, INC.

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands, except per share amounts)

(7) Cemetery Interment Rights and Perpetual Care Trusts—(Continued)

Where quoted market prices are not available for the specific security, fair values are estimated by using quoted prices of securities with similar characteristics. These investments are primarily U. S. Government, agencies and municipalities, corporate bonds, convertible bonds and preferred stocks, all of which are classified within Level 2 of the valuation hierarchy.

The Company’s Level 3 investments include an investment in a partnership. The valuation of partnership investments requires significant management judgment due to the absence of quoted prices, inherent lack of liquidity and the long-term nature of such assets. The fair market value of the partnership investments was determined by using its most recent audited financial statements and assessing the market value of the underlying securities within the partnership.

The change in the Company’s cemetery perpetual care trust investments with significant unobservable inputs (Level 3) is as follows:

	Year Ended	Year Ended	Year Ended
	October 31, 2013	October 31, 2012	October 31, 2011
Fair market value, beginning balance	$47	$48	$88
Total unrealized losses included in other comprehensive income (1)	(10)	(1)	(40)

Fair market value, ending balance	$37	$47	$48

(1)	All gains (losses) recognized in other comprehensive income for cemetery perpetual care trust investments are attributable to the Company’s customers and are offset by a corresponding increase (decrease) in perpetual care trusts’ corpus.

In states where the Company withdraws and recognizes capital gains in its cemetery perpetual care trusts, if it realizes subsequent net capital losses (i.e., losses in excess of capital gains in the trust) and the fair market value of the trust assets is less than the aggregate amounts required to be contributed to the trust, some states may require the Company to make cash deposits to the trusts or may require the Company to stop withdrawing earnings until future earnings restore the initial corpus. As of October 31, 2013 and 2012, the Company had a liability recorded for the estimated probable funding obligation to restore the net realized losses of $12,206 and $11,965, respectively. The Company recorded $851 and $619 for the estimated probable funding obligation to restore the net realized losses in the cemetery perpetual care trust for the years ended October 31, 2013 and 2012, respectively. During fiscal year 2013, the Company contributed approximately $588 to the trusts as part of its funding obligation. The Company also had earnings of $22 and $671 within the trusts that it did not withdraw from the trusts in order to satisfy a portion of its estimated probable funding obligation for the years ended October 31, 2013 and 2012, respectively. In those states where realized net capital gains have not been withdrawn, the Company believes it is reasonably possible but not probable that additional funding obligations may exist with an estimated amount of $582; no charge has been recorded for these amounts as of October 31, 2013.

STEWART ENTERPRISES, INC.

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands, except per share amounts)

(7) Cemetery Interment Rights and Perpetual Care Trusts—(Continued)

Activity related to preneed cemetery perpetual care trust investments is as follows:

	Year Ended October 31,
	2013		2012		2011
Purchases	$222,778		$112,000		$160,534
Sales	239,737		102,596		141,944
Realized gains from sales of investments	14,938		6,390		3,457
Realized losses from sales of investments and other	(5,342	)(1)	(3,263	)(2)	(11,871	)(3)
Interest income, dividend and other ordinary income	11,096		10,652		10,066
Deposits	9,424		8,828		7,751
Withdrawals	12,672		9,930		7,392
Other comprehensive income:
Reduction in net unrealized losses	9,145		16,054		10,347
Reclassification to perpetual care trusts’ corpus	(9,145)		(16,054)		(10,347)

(1)	Includes $3,355 in losses from the sale of investments, $851 in additional realized losses related to securities that had been previously impaired and $1,136 in losses related to certain investments that the Company determined it no longer had the ability and intent to hold until they recover in value.
(2)	Includes $2,644 in losses from the sale of investments and $619 in additional realized losses related to securities that had been previously impaired.
(3)	Includes $816 in losses from the sale of investments, $72 in realized losses related to securities that had been previously rendered worthless or practically worthless and $10,983 in losses related to certain investments that the Company determined it did not have the ability, or in some cases the intent, to hold until they recover in value. As a result of the Company’s review, it concluded that a number of equity securities in its cemetery perpetual care trust portfolios are other-than-temporarily impaired and wrote the cost basis of these securities down to their fair market value as of October 31, 2011.

During the years ended October 31, 2013, 2012 and 2011, cemetery revenues were $232,867, $233,113 and $229,007, respectively, of which $8,574, $8,539 and $9,068, respectively, were required to be placed into perpetual care trusts and were recorded as revenues and expenses.

The following tables show the gross unrealized losses and fair value of the cemetery perpetual care trust investments with unrealized losses aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position as of October 31, 2013 and 2012.

	October 31, 2013
	Less than 12 Months		12 Months or Greater		Total
	Market Value	Unrealized Losses	Market Value	Unrealized Losses	Market Value	Unrealized Losses
U.S. Government, agencies and municipalities	$2,160	$(34)	$—	$—	$2,160	$(34)
Corporate bonds	7,060	(307)	—	—	7,060	(307)
Preferred stocks	11,648	(1,003)	4,651	(767)	16,299	(1,770)
Common stocks	14,892	(711)	21,548	(10,567)	36,440	(11,278)
Mutual funds:
Equity	1,566	(47)	903	(224)	2,469	(271)
Fixed income	46,222	(1,545)	12,288	(1,368)	58,510	(2,913)
Commodity	54	(5)	3,367	(1,190)	3,421	(1,195)
Real estate investment trusts	1,622	(92)	—	—	1,622	(92)
Preferred stock	10,382	(480)	—	—	10,382	(480)

Total	$95,606	$(4,224)	$42,757	$(14,116)	$138,363	$(18,340)

STEWART ENTERPRISES, INC.

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands, except per share amounts)

(7) Cemetery Interment Rights and Perpetual Care Trusts—(Continued)

	October 31, 2012
	Less than 12 Months		12 Months or Greater		Total
	Market Value	Unrealized Losses	Market Value	Unrealized Losses	Market Value	Unrealized Losses
Corporate bonds	$4,736	$(80)	$276	$(748)	$5,012	$(828)
Preferred stocks	4,076	(54)	6,492	(2,015)	10,568	(2,069)
Common stocks	19,623	(704)	32,424	(18,736)	52,047	(19,440)
Mutual funds:
Equity	3,405	(40)	1,169	(481)	4,574	(521)
Fixed income	7,267	(12)	14,517	(701)	21,784	(713)
Commodity	2,559	(234)	1,539	(229)	4,098	(463)
Real estate investment trusts	2,106	(15)	—	—	2,106	(15)

Total	$43,772	$(1,139)	$56,417	$(22,910)	$100,189	$(24,049)

The unrealized losses in the cemetery perpetual care trust portfolio are not considered to be other than temporary. For a discussion of the Company’s policies for determining whether a security is other-than-temporarily impaired, see Note 3(k). Of the total unrealized losses at October 31, 2013, 77 percent, or $14,191, were generated by common stock and mutual funds-fixed income investments. Most of the common stock investments are part of the S&P 500 Index. The fixed income mutual funds with losses are invested mostly in investment grade bonds and include both world bond funds and domestic bond funds. The Company generally expects its portfolio performance to improve if the performance of the overall financial market improves, but would also expect its performance to deteriorate if the overall financial market declines. The Company believes it has the intent and ability to hold these investments until they recover in value.

(8) Deferred Preneed Funeral and Cemetery Receipts Held in Trust and Perpetual Care Trusts’ Corpus

The components of deferred preneed funeral and cemetery receipts held in trust in the consolidated balance sheet at October 31, 2013 are as follows:

	Deferred Receipts Held in Trust
	Preneed Funeral	Preneed Cemetery	Total
Trust assets at market value	$426,850	$211,205	$638,055
Less:
Pending withdrawals	(7,343)	(3,381)	(10,724)
Pending deposits	2,368	1,533	3,901

Deferred receipts held in trust	$421,875	$209,357	$631,232

STEWART ENTERPRISES, INC.

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands, except per share amounts)

(8) Deferred Preneed Funeral and Cemetery Receipts Held in Trust and Perpetual Care Trusts’ Corpus—(Continued)

The components of perpetual care trusts’ corpus in the consolidated balance sheet at October 31, 2013 are as follows:

Perpetual Care Trusts’ Corpus
Trust assets at market value	$280,341
Less:
Pending withdrawals	(2,820)
Pending deposits	369

Perpetual care trusts’ corpus	$277,890

The components of deferred preneed funeral and cemetery receipts held in trust in the consolidated balance sheet at October 31, 2012 are as follows:

	Deferred Receipts Held in Trust
	Preneed Funeral	Preneed Cemetery	Total
Trust assets at market value	$397,875	$197,544	$595,419
Less:
Pending withdrawals	(7,870)	(6,345)	(14,215)
Pending deposits	2,333	1,627	3,960

Deferred receipts held in trust	$392,338	$192,826	$585,164

The components of perpetual care trusts’ corpus in the consolidated balance sheet at October 31, 2012 are as follows:

Perpetual Care Trusts’ Corpus
Trust assets at market value	$263,663
Less:
Pending withdrawals	(1,905)
Pending deposits	125

Perpetual care trusts’ corpus	$261,883

STEWART ENTERPRISES, INC.

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands, except per share amounts)

(8) Deferred Preneed Funeral and Cemetery Receipts Held in Trust and Perpetual Care Trusts’ Corpus—(Continued)

Investment and other income, net

The components of investment and other income, net in the consolidated statement of earnings for the years ended October 31, 2013, 2012 and 2011 are detailed below.

	Year Ended October 31,
	2013	2012	2011
Realized gains from sales of investments	$52,966	$17,603	$20,210
Realized losses from sales of investments and other (1)	(20,880)	(9,838)	(60,455)
Interest income, dividends and other ordinary income	32,230	32,577	30,515
Trust expenses and income taxes	(14,951)	(11,850)	(10,523)

Net trust investment income (loss)	49,365	28,492	(20,253)
Reclassification to deferred preneed funeral and cemetery receipts held in trusts	(33,687)	(18,858)	18,229
Reclassification to perpetual care trusts’ corpus	(15,678)	(9,634)	2,024

Total deferred preneed funeral and cemetery receipts held in trust and perpetual care trusts’ corpus	—	—	—
Investment and other income, net (2)	229	174	672

Total investment and other income, net	$229	$174	$672

(1)	This category includes impairments recorded related to certain securities in the trusts. See Notes 5, 6 and 7 for additional information.
(2)	Investment and other income, net consists of interest income primarily on the Company’s cash, cash equivalents and marketable securities not held in trust. For the year ended October 31, 2011, the balance includes approximately $579 of interest income related to the resolution of an audit by the Internal Revenue Service.

(9) Marketable Securities and Restricted Investments

The market value of marketable securities as of October 31, 2013 and 2012 was $20,371 and $11,514, respectively, which included gross unrealized gains of $47 and $66 for fiscal years 2013 and 2012, respectively, and gross unrealized losses of $40 and $0 for fiscal years 2013 and 2012, respectively. Of the total marketable securities balance as of October 31, 2013 and 2012, $1,000 is classified as a long-term asset in “other assets” in the consolidated balance sheet. The Company is required by Texas statutes to maintain a minimal capital level of $1,000, of which at least 40 percent must be in readily marketable investments. The October 31, 2013 balance consists of $17,009 of Level 1 investments and $3,362 of Level 2 investments. The October 31, 2012 balance consists of $10,999 of Level 1 investments and $515 of Level 2 investments. Level 1 investments include cash, money market and other short-term investments, common stock and mutual funds. Level 2 investments include U.S. government, agencies and municipalities and corporate bonds. See Notes 5, 6 and 7 for a discussion of the investments in the Company’s preneed funeral merchandise and services trust, preneed cemetery merchandise and services trust and cemetery perpetual care trust.

In connection with its workers’ compensation and automobile liability program with its insurance carrier, the Company is required to maintain collateral in the amount of $6,250. In the past, the Company has posted letters of credit to meet the collateral requirement. In fiscal year 2011, in order to reduce the letter of credit fees, the Company posted cash to satisfy the collateral requirement. The Company invested $6,250 in fixed income mutual fund investments which are classified as Level 1 investments. This amount is classified in the “restricted cash and cash equivalents” line in the current assets section of the consolidated balance sheet as of October 31, 2013 and 2012. Both methods of posting collateral are available to the Company in the future at any time.

STEWART ENTERPRISES, INC.

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands, except per share amounts)

(10) Receivables

As of October 31, 2013 and 2012, the Company’s receivables were as follows:

	Receivables as of October 31, 2013	Receivables as of October 31, 2012
	Ending Balance Collectively Evaluated for Impairment	Ending Balance Collectively Evaluated for Impairment
Current receivables – at-need funeral	$7,460	$8,120
Current receivables – other	50,610	48,380
Receivables, due beyond one year – other	75,217	77,873
Preneed funeral receivables	45,883	44,959
Preneed cemetery receivables	28,554	29,594

Total	$207,724	$208,926

Total current receivables	58,070	56,500
Total noncurrent receivables	149,654	152,426

Total	$207,724	$208,926

Below is a breakdown by type of current receivables and receivables due beyond one year.

	October 31,
	2013	2012
Current receivables are summarized as follows:
Installment contracts due within one year	$37,658	$36,500
Income tax receivables	95	1,772
Trade and other receivables	16,482	13,544
Funeral receivables	7,460	8,120
Allowance for doubtful accounts	(4,113)	(4,059)
Amounts to be collected for cemetery perpetual care trusts	(3,625)	(3,436)

Net current receivables	$53,957	$52,441

Receivables due beyond one year are summarized as follows:
Installment contracts due beyond one year	$83,230	$85,966
Allowance for doubtful accounts	(4,782)	(5,253)
Amounts to be collected for cemetery perpetual care trusts	(8,013)	(8,093)

Net receivables due beyond one year	$70,435	$72,620

Installment contracts due within one year and due beyond one year include receivables in the Company’s preneed cemetery property sales only. Receivables for preneed funeral and cemetery merchandise and services sales are included in preneed funeral receivables and trust investments and preneed cemetery receivables and trust investments as discussed in Notes 5 and 6.

STEWART ENTERPRISES, INC.

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands, except per share amounts)

(10) Receivables—(continued)

The Company’s receivables as of October 31, 2013 are expected to be collected as follows:

Years ending October 31,
2014	$53,957
2015	24,923
2016	19,321
2017	13,049
2018	7,021
Thereafter	6,121

$124,392

As of October 31, 2013 and 2012, the Company’s allowance for doubtful accounts and cancellations were as follows:

	Allowance for Doubtful Accounts and Cancellations as of October 31, 2013	Allowance for Doubtful Accounts and Cancellations as of October 31, 2012
	Ending Balance Collectively Evaluated for Impairment	Ending Balance Collectively Evaluated for Impairment
Current receivables – at-need funeral and other	$(4,113)	$(4,059)
Receivables, due beyond one year – other	(4,782)	(5,253)
Preneed funeral receivables	(9,942)	(10,412)
Preneed cemetery receivables	(1,329)	(2,090)

Total	$(20,166)	$(21,814)

Total current receivables	(4,113)	(4,059)
Total noncurrent receivables	(16,053)	(17,755)

Total	$(20,166)	$(21,814)

	Allowance for Doubtful Accounts and Cancellations Rollforward
	Balance – October 31, 2012	Charged to costs and expenses	Write-offs	Balance – October 31, 2013
Current receivables – at-need funeral and other	$4,059	2,090	(2,036)	$4,113
Receivables, due beyond one year – other	$5,253	2,429	(2,900)	$4,782

	$9,312	4,519	(4,936)	$8,895

	Allowance for Doubtful Accounts and Cancellations Rollforward
	Balance – October 31, 2011	Charged to costs and expenses	Write-offs	Balance – October 31, 2012
Current receivables – at-need funeral and other	$4,626	1,855	(2,422)	$4,059
Receivables, due beyond one year – other	$7,118	2,401	(4,266)	$5,253

	$11,744	4,256	(6,688)	$9,312

STEWART ENTERPRISES, INC.

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands, except per share amounts)

(10) Receivables—(continued)

The Company has established allowances for preneed funeral and cemetery merchandise and services trust receivables. Changes in these allowances have no effect on the consolidated statement of earnings but are recorded as reductions in preneed receivables and preneed deferred revenue in the consolidated balance sheet. The following summarizes the Company’s receivables aging analysis:

	Receivables Aging Analysis as of October 31, 2013
	1 to 30 Days	31 to 60 Days	61 to 90 Days	Greater than 90 Days	Total
Receivables – at-need funeral	$3,893	$1,231	$376	$1,960	$7,460
Receivables – other	110,115	3,423	1,998	10,291	125,827
Preneed funeral receivables	34,664	744	324	10,151	45,883
Preneed cemetery receivables	25,694	818	457	1,585	28,554

	$174,366	$6,216	$3,155	$23,987	$207,724

	Receivables Aging Analysis as of October 31, 2012
	1 to 30 Days	31 to 60 Days	61 to 90 Days	Greater than 90 Days	Total
Receivables – at-need funeral	$4,392	$1,274	$509	$1,945	$8,120
Receivables – other	107,602	4,239	2,491	11,921	126,253
Preneed funeral receivables	33,034	825	406	10,694	44,959
Preneed cemetery receivables	25,472	1,012	584	2,526	29,594

	$170,500	$7,350	$3,990	$27,086	$208,926

(11) Inventories and Cemetery Property

Inventories are comprised of the following:

	October 31,
	2013	2012
Developed cemetery property	$11,163	$13,195
Merchandise and supplies	23,525	23,300

	$34,688	$36,495

Cemetery property is comprised of the following:

	October 31,
	2013	2012
Developed cemetery property	$134,528	$127,484
Undeveloped cemetery property	270,452	274,186

	$404,980	$401,670

The portion of developed cemetery property that management estimates will be used in the next twelve months is included in inventories. Included in the non-current developed portion of cemetery property are $18,660 and $20,032 related to cemetery property under development as of October 31, 2013 and 2012, respectively.

STEWART ENTERPRISES, INC.

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands, except per share amounts)

(12) Definitive Merger Agreement

On May 29, 2013, the Company announced that it entered into a definitive merger agreement with Service Corporation International (“SCI”). If the merger (“SCI Merger”) closes on or before December 30, 2013, holders of the Company’s Class A and Class B common stock will receive $13.25 in cash for each share of common stock they hold. If the SCI Merger closes after December 30, 2013, additional consideration of $0.002178 per share will be payable for each day during the period after December 30, 2013 through the closing. The Company’s shareholders voted on August 13, 2013 to approve this agreement. The transaction is subject to the satisfaction of customary closing conditions and regulatory approvals, including expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (“HSR Act”) or of any agreement with the Federal Trade Commission (“FTC”) not to complete the merger. In July 2013, the Company announced that it and SCI had received second requests from the FTC, which extended the waiting period under the HSR Act until the 30th day after substantial compliance by SCI and the Company with the requests, unless that period is further extended voluntarily by the parties or terminated sooner by the FTC. Subsequently, the Company and SCI have entered into a timing agreement, as amended, with the FTC not to consummate the SCI Merger prior to December 23, 2013. The parties may close the SCI Merger sooner if the FTC grants early termination, closes its investigation or accepts for public comment a proposed consent agreement settling the matter. The Company and SCI have filed responses to the second request, and the proposed transaction is expected to close in late calendar year 2013. During the year ended October 31, 2013, the Company incurred $8,421 in merger-related costs which consist primarily of legal, professional and other incremental costs incurred pursuant to the merger with SCI.

(13) Acquisitions and Dispositions

Acquisitions

During the year ended October 31, 2012, the Company acquired two funeral businesses for approximately $6,242 in cash. These acquisitions were accounted for under the purchase method, and the acquired assets and liabilities (primarily goodwill of approximately $2,564 and property, plant and equipment of approximately $3,873) were valued at their estimated fair values. The results of operations for these businesses, which are considered immaterial, have been included in consolidated results since the acquisition date. Pro forma presentation of results is also considered immaterial.

During the year ended October 31, 2011, the Company acquired two funeral home/cemetery combinations for approximately $9,110 in cash. The acquisitions were accounted for under the purchase method, and the acquired assets and liabilities (primarily cemetery property of approximately $6,006, deferred revenue of approximately $4,705 and property, plant and equipment of approximately $2,885) were valued at their estimated fair values. The results of operations for these businesses, which are considered immaterial, have been included in consolidated results since the acquisition date. Pro forma presentation of results is also considered immaterial.

Dispositions

During the years ended October 31, 2013, 2012 and 2011, the Company recorded net gains (losses) on dispositions of $1,194, $403 and ($389), respectively, in continuing operations due to the sale of funeral homes and the sale of excess real estate at a cemetery.

During the year ended October 31, 2012, the Company designated a business as held for sale, recorded impairment charges related to the business and classified its operations as discontinued operations for all periods presented. The Company recorded net losses on dispositions of $88 and $871 in discontinued operations during the years ended October 31, 2013 and 2012, respectively. The loss from discontinued operations before income taxes for the years ended October 31, 2013, 2012 and 2011 were $88, $2,314 and $1,245, respectively.

STEWART ENTERPRISES, INC.

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands, except per share amounts)

(14) Goodwill

Goodwill in excess of net assets of companies acquired totaled $249,584 as of October 31, 2013 and 2012. The Company has approximately $2,664 of tax deductible goodwill which is being amortized for tax purposes. There were no goodwill impairment charges for the years ended October 31, 2013, 2012 and 2011. See Note 3(g) for a discussion of the Company’s reporting units and its annual goodwill impairment evaluation methodology.

Goodwill and changes to goodwill by operating segment for the years ended October 31, 2013 and 2012 is presented below:

	October 31, 2012	Changes		October 31, 2013
Funeral	$200,863	$—		$200,863
Cemetery	48,721	—		48,721

Total	$249,584	$—		$249,584

	October 31, 2011	Changes		October 31, 2012
Funeral	$198,317	$2,546	(1)	$200,863
Cemetery	48,721	—		48,721

Total	$247,038	$2,546		$249,584

(1)	The change is due to the net effect of the purchase of a funeral business and the sale of a funeral home during the year ended October 31, 2012.

(15) Accumulated Other Comprehensive Income

The components of accumulated other comprehensive income (loss) are as follows:

Accumulated Other Comprehensive Income (Loss)
Balance as of October 31, 2012	$42
Unrealized depreciation of investments, net of deferred tax benefit of $18	(40)
Reduction in net unrealized losses associated with available-for-sale securities of the trusts	43,030
Reclassification of the net unrealized losses activity attributable to the deferred preneed funeral and cemetery receipts held in trust and perpetual care trusts’ corpus	(43,030)

Balance as of October 31, 2013	$2

STEWART ENTERPRISES, INC.

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands, except per share amounts)

(16) Long-term Debt

	October 31, 2013	October 31, 2012
Long-term debt:
3.125% senior convertible notes due 2014, net of unamortized discount of $1,698 and $4,757 as of October 31, 2013 and October 31, 2012, respectively	$84,718	$81,659
3.375% senior convertible notes due 2016, net of unamortized discount of $3,662 and $4,965 as of October 31, 2013 and October 31, 2012, respectively	41,457	40,154
Senior secured revolving credit facility	—	—
6.50% senior notes due 2019	200,000	200,000
Other, principally seller financing of acquired operations or assumption upon acquisition, weighted average interest rate of 8.0% as of October 31, 2013 and October 31, 2012, partially secured by assets of subsidiaries, with maturities through 2022	74	80

Total long-term debt	326,249	321,893
Less current maturities	84,724	6

	$241,525	$321,887

Fair Value

As of October 31, 2013, the carrying values of the Company’s 3.125 percent senior convertible notes due 2014 (the “2014 Notes”) and 3.375 percent senior convertible notes due 2016 (the “2016 Notes”), including accrued interest, were $85,513 and $41,906, respectively, compared to fair values of $107,681 and $59,188, respectively. As of October 31, 2012, the carrying values of the 2014 Notes and 2016 Notes, including accrued interest, were $82,455 and $40,602, respectively, compared to fair values of $88,988 and $46,247, respectively.

As of October 31, 2013, the carrying value of the Company’s 6.50 percent senior notes, including accrued interest, was $200,542, compared to a fair value of $212,821. As of October 31, 2012, the carrying value of the Company’s 6.50 percent senior notes, including accrued interest, was $200,542 compared to a fair value of $215,809.

Fair values were determined using quoted market prices for these securities and are classified within Level 1 of the three-level valuation hierarchy.

Senior Secured Revolving Credit Facility

On April 20, 2011, the Company amended its $95,000 senior secured revolving credit facility which was set to mature in June 2012. The amended senior secured revolving credit facility matures on April 20, 2016 and was increased to $150,000 and includes a $30,000 sublimit for the issuance of standby letters of credit and a $10,000 sublimit for swingline loans. The Company may also request the addition of a new tranche of term loans, an increase in the commitments to the amended senior secured revolving credit facility or a combination thereof not to exceed $50,000. During the year ended October 31, 2011, the Company recorded a charge for the loss on early extinguishment of debt of $88 to write-off a portion of the unamortized fees on the prior agreement. The remaining fees related to the prior agreement and the fees incurred for the amended agreement were $2,373 (of which $1,571 was paid in cash as of October 31, 2011) and are being amortized over the term of the new credit facility. As of October 31, 2013, there were no amounts drawn on the senior secured revolving credit facility, and the Company’s availability for future borrowings under the facility, after giving consideration to its $499 of outstanding letters of credit and $18,797 reserve for its Florida bond, was $130,704. See the discussion of the Company’s Florida bond in Note 22.

STEWART ENTERPRISES, INC.

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands, except per share amounts)

(16) Long-term Debt—(Continued)

The interest rate on the amended senior secured revolving credit facility ranges from LIBOR plus 225 to 275 basis points and was LIBOR plus 225 basis points at October 31, 2013. The Company pays a quarterly commitment fee ranging from 40 to 50 basis points annually based on the undrawn portion of the commitments.

The amended senior secured revolving credit facility is governed by the following financial covenants:

•	Maintenance on a rolling four quarter basis of a maximum consolidated adjusted leverage ratio (total funded debt (net of eligible securities and readily marketable securities, but in no event greater than $30,000) divided by EBITDA (as defined) – of not more than 4.75 to 1.00;

•	Maintenance on a rolling four quarter basis of a maximum consolidated senior secured leverage ratio (total funded senior secured debt divided by EBITDA (as defined)) – of not more than 2.00 to 1.00; and

•	Maintenance on a rolling four quarter basis of a minimum consolidated interest coverage ratio (EBITDAR (as defined) divided by interest expense paid in cash plus rent expense less certain transaction costs to the extent such constitutes cash interest expense) – of not less than 2.60 to 1.00.

The covenants include limitations on (i) liens, (ii) mergers, consolidations and asset sales, (iii) the incurrence of debt, (iv) dividends, stock redemptions and the redemption and/or prepayment of other debt, (v) capital expenditures, (vi) investments and acquisitions, (vii) transactions with affiliates and (viii) a change of control. If there is no default or event of default, the Company may pay cash dividends and repurchase its stock, provided that the aggregate amount of the dividends and stock repurchased plus other types of restricted payments in any fiscal year does not exceed $30,000 plus any positive amounts available in the discretionary basket. As of October 31, 2013, the amount available to pay dividends or repurchase stock was $318,774. The agreement also limits capital expenditures in any fiscal year to $45,000, with a provision for the carryover of permitted but unused amounts. As of October 31, 2013, there is $70,224 that can be carried over from previous years. The lenders under the senior secured revolving credit facility can accelerate all obligations under the facility and terminate the revolving credit commitments if an event of default occurs and is continuing.

Obligations under the amended senior secured revolving credit facility are guaranteed by substantially all existing and future direct and indirect domestic subsidiaries of the Company formed under the laws of any one of the states or the District of Columbia of the United States of America (“SEI Guarantors”).

The lenders under the amended senior secured revolving credit facility have a first priority perfected security interest in (1) all of the capital stock or other equity interests of each of the domestic subsidiaries of the Company whether now existing or hereafter created or acquired other than certain excluded immaterial subsidiaries and 65 percent of the voting capital stock of all direct foreign subsidiaries whether now existing or hereafter acquired and (2) all other present and future assets and properties of the Company and the SEI Guarantors except (a) real property, (b) vehicles, (c) assets to which applicable law or regulation prohibits a security interest therein or requires the consent of a third party, (d) contract rights in which a security interest without the approval of the other party to the contract would constitute a default thereunder, (e) any assets with respect to which a security interest cannot be perfected and (f) a certain securities account to be maintained for the benefit of one of the Company’s umbrella insurance policies.

Senior Notes

On April 4, 2011, the Company commenced a cash tender offer for any and all of its outstanding $200,000 aggregate principal amount 6.25 percent senior notes due 2013 (the “6.25 percent notes”) and a solicitation of consents to amend the indenture governing the 6.25 percent notes (the “Indenture”). On April 15, 2011, the Company announced that it had received the requisite consents to amend the Indenture and accordingly entered into a supplemental indenture, dated April 15, 2011 (the “Supplemental Indenture”), to the Indenture with U.S. Bank National Association, as trustee for the 6.25 percent notes. On April 18, 2011, the Company purchased a total of

STEWART ENTERPRISES, INC.

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands, except per share amounts)

(16) Long-term Debt—(Continued)

$194,188 in aggregate principal amount of its outstanding 6.25 percent notes in the offer for an aggregate purchase price (including consent payments) of $194,673 plus $2,124 in accrued and unpaid interest. The Company redeemed the remaining $5,812 of the 6.25 percent senior notes in May 2011 at the redemption price of 100 percent of the principal amount, plus accrued and unpaid interest to the redemption date. During the year ended October 31, 2011, the Company recorded a charge for the loss on early extinguishment of debt of $1,796 representing $850 for related fees and expenses and $946 for the write-off of the remaining unamortized fees on the 6.25 percent senior notes.

The Company funded the tender offer for the 6.25 percent senior notes with a portion of its available cash and the net proceeds of the issuance of $200,000 6.50 percent senior notes due 2019 (the “6.50 percent notes”), which were issued April 18, 2011. Fees incurred for the 6.50 percent senior notes amounted to $4,397 (of which $4,373 was paid in cash as of October 31, 2011) and are being amortized over the term of the 6.50 percent notes.

The 6.50 percent notes are governed by an indenture dated April 18, 2011. The Company pays interest on the 6.50 percent notes on April 15 and October 15 of each year, beginning October 15, 2011. The 6.50 percent notes will mature on April 15, 2019. The indenture governing the 6.50 percent notes contains affirmative and negative covenants that will, among other things, limit the Company’s and the SEI Guarantors’ ability to engage in sale and leaseback transactions, effect a consolidation or merger or sell, transfer, lease, or otherwise dispose of all or substantially all assets, and create liens on assets. Upon the occurrence of a change in control (as defined in the indenture), each holder of the 6.50 percent notes will have the right to require the Company to purchase that holder’s 6.50 percent notes for a cash price equal to 101 percent of their principal amount. The 6.50 percent notes are redeemable on or after April 15, 2014 at redemption prices specified in the indenture, and prior to April 15, 2014 at a “make-whole” premium described in the indenture. Upon the occurrence of certain events of default (as defined in the indenture), the trustee or the holders of the 6.50 percent notes may declare all outstanding 6.50 percent notes to be due and payable immediately. See the section below titled “Impact of SCI Merger on Senior Notes and Senior Convertible Notes” for a discussion of the effect of the SCI Merger on the 6.50 percent senior notes.

The 6.50 percent notes are guaranteed, jointly and severally, by the SEI Guarantors, and are the Company’s, and the guarantees of the 6.50 percent notes are the SEI Guarantors’, general unsecured and unsubordinated obligations, and rank equally in right of payment with all of the Company’s, in the case of the 6.50 percent notes, and the SEI Guarantors’, in the case of their guarantees of the 6.50 percent notes, existing and future unsubordinated indebtedness.

In connection with the issuance of the 6.50 percent notes, the Company entered into a registration rights agreement dated as of April 18, 2011 whereby the Company agreed to offer to exchange the 6.50 percent notes for a new issue of substantially identical notes registered under the Securities Act. The Company filed the required exchange offer registration statement with the Securities and Exchange Commission in June 2011 and completed the exchange offer in July 2011.

Senior Convertible Notes

On June 27, 2007, the Company issued in a private placement $125,000 aggregate principal amount of 3.125 percent senior convertible notes due 2014 (the “2014 Notes”) and $125,000 aggregate principal amount of 3.375 percent senior convertible notes due 2016 (the “2016 Notes” and together with the 2014 Notes, the “senior convertible notes”). In connection with the sale of the senior convertible notes, the Company also sold common stock warrants for approximately $43,850, as described below. Total proceeds from the issuance of the senior convertible notes and sale of the common stock warrants was approximately $293,850. The Company used approximately $163,978 of the proceeds to prepay the remaining balance of the Company’s Term Loan B at par value, including accrued interest, and used $60,000 for the purchase of call options as described below. The Company also used approximately $64,201 of the proceeds to repurchase 7,698,000 shares of the Company’s Class A common stock in negotiated transactions. The Company incurred debt issuance costs of approximately $6,217 for

STEWART ENTERPRISES, INC.

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands, except per share amounts)

(16) Long-term Debt—(Continued)

investment bank fees, legal fees and other costs related to the transaction. Debt issuance costs were capitalized and are being amortized over the terms of the senior convertible notes or until they become convertible. The aggregate principal amount of the 2014 Notes and 2016 Notes outstanding at October 31, 2013 was $86,416 and $45,119, respectively. As of October 31, 2013, the $86,416 principal amount outstanding of the 2014 Notes, which are due in July 2014, was reclassified to current maturities of long-term debt.

The 2014 Notes and 2016 Notes are governed by separate indentures dated as of June 27, 2007, among the Company, the Guarantors named therein and the trustee. The 2014 Notes mature July 15, 2014, and the 2016 Notes mature July 15, 2016. The 2014 Notes bear interest at a rate of 3.125 percent per annum, and the 2016 Notes bear interest at a rate of 3.375 percent per annum. Interest is payable semiannually in arrears on January 15 and July 15 of each year, which commenced January 15, 2008.

Holders may convert their senior convertible notes based on a 2013 conversion rate of 92.4564 shares of the Company’s Class A common stock per $1,000 principal amount of senior convertible notes subject to further adjustment: (1) during any fiscal quarter beginning after October 31, 2007, if the closing price of the Company’s Class A common stock for a specified period in the prior quarter is more than 130 percent of the conversion price per share, (2) for a specified period after five trading days in which the trading price of the notes for each trading day was less than 95 percent of the product of the closing price of the Company’s Class A common stock and the then applicable conversion rate, (3) if specified distributions to holders of the Company’s Class A common stock occur, (4) if a fundamental change occurs or (5) during the last month prior to the maturity date of the notes. None of these conditions had been met during fiscal years 2013, 2012 or 2011.

Upon conversion, in lieu of shares of the Company’s Class A common stock, for each $1,000 principal amount of senior convertible notes converted, a holder will receive an amount in cash equal to the lesser of (1) $1,000 or (2) the conversion value, determined in the manner set forth in the indentures, of the number of shares of the Company’s Class A common stock equal to the conversion rate. If the conversion value exceeds $1,000, the Company will also deliver, at the Company’s election, cash or Class A common stock or a combination of cash and Class A common stock with respect to such excess amount, subject to the limitations in the indentures. If a holder elects to convert its senior convertible notes in connection with certain fundamental change transactions, the Company will pay, to the extent described in the indentures, a make whole premium by increasing the conversion rate applicable to such senior convertible notes.

Upon specified fundamental change events, holders will have the option to require the Company to purchase for cash all or any portion of their senior convertible notes at a price equal to 100 percent of the principal amount of the senior convertible notes plus accrued and unpaid interest, if any, to, but excluding, the fundamental change purchase date.

The senior convertible notes are the Company’s senior unsecured obligations. The senior convertible notes are guaranteed, fully and unconditionally, jointly and severally, on an unsecured senior basis, by all of the Company’s subsidiaries that are guarantors of the Company’s 6.50 percent senior notes. The indentures contain events of default which, if they occur, entitle the holders of the senior convertible notes to declare the senior convertible notes immediately due and payable.

Also, in connection with the sale of the senior convertible notes in 2007, the Company purchased call options with respect to its Class A common stock from Bank of America/Merrill Lynch International. The call options covered, subject to anti-dilution adjustments, 11,311,700 shares of Class A common stock for each series of senior convertible notes, at strike prices that corresponded to the initial conversion price of the notes. The call options are expected to offset the Company’s exposure to dilution from conversion of the senior convertible notes because any shares the Company would be obligated to deliver to holders upon conversion of the senior convertible notes would be delivered to the Company by the counterparty to the call options. The Company paid approximately $60,000 for the call options. In connection with the purchases of the Company’s senior convertible notes during fiscal years 2009 and 2010, the number of shares covered by the call options was reduced to 7,989,712 related to the 2014 Notes and 4,171,540 related to the 2016 Notes.

STEWART ENTERPRISES, INC.

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands, except per share amounts)

(16) Long-term Debt—(Continued)

The Company also entered into warrant transactions in 2007 whereby it sold to Bank of America/Merrill Lynch Financial Markets warrants expiring in 2014 and 2016 to acquire, subject to customary anti-dilution adjustments, 11,311,700 and 11,311,700 shares of Class A common stock, respectively. The strike prices of the sold warrants expiring in 2014 and 2016 are $12.93 per share of Class A common stock and $13.76 per share of Class A common stock, respectively. The warrants expiring in 2014 and 2016 may not be exercised prior to the maturity of the 2014 Notes and 2016 Notes, respectively. The Company can elect to settle the warrants in cash or Class A common stock, subject to certain conditions. The Company received approximately $43,850 for the warrants. In connection with purchases of the Company’s senior convertible notes during fiscal years 2009 and 2010, the number of shares subject to the warrants was reduced to 7,989,712 related to the 2014 Notes and 4,171,540 related to the 2016 Notes.

The price of the call options is treated for tax purposes as interest expense, which amortizes over the lives of the notes. Accordingly, the Company will have a tax benefit of approximately $21,000 over the lives of the senior convertible notes. The sale of the warrants is not expected to have any tax consequences to the Company.

By selling the warrants, the Company used the proceeds to offset much of the cost of the call options. By simultaneously purchasing the call options and selling the warrants, the Company has effectively increased the conversion premium on the senior convertible notes to 55-65 percent above the market price of the Class A common stock at the time of the offering.

During fiscal years 2010 and 2009, the Company purchased $38,584 aggregate principal amount of its 3.125 percent senior convertible notes due 2014 in the open market, and $79,881 aggregate principal amount of its 3.375 percent senior convertible notes due 2016 in the open market, at discounts to their face value totaling $26,501, generating annual cash interest savings of $3,777. In connection with these debt purchases, corresponding call options and common stock warrants were also terminated. There were no debt purchases in fiscal years 2011, 2012 or 2013.

The remaining periods over which the discount on the 2014 Notes and 2016 Notes will be amortized are less than one year and 2.75 years, respectively. The carrying value of the equity component of the 2014 Notes as of October 31, 2013 and 2012 was $15,995. The carrying value of the equity component of the 2016 Notes as of October 31, 2013 and 2012 was $18,219. The amount of interest expense recorded for the senior convertible notes related both to the contractual interest coupon and amortization of the discount on the liability component was $8,585, $8,295 and $8,023 for the fiscal years ended October 31, 2013, 2012 and 2011, respectively. For the years ended October 31, 2013, 2012 and 2011, the coupon and amortization of the discount yielded an effective interest rate of 6.96 percent on the 2014 Notes and 2016 Notes.

Impact of SCI Merger on Senior Notes and Senior Convertible Notes

Senior Notes

On June 12, 2013, after receiving the required consent of the holders of the 6.50 percent notes, the Company and trustee entered into a supplemental indenture amending the indenture for the 6.50 percent notes to waive the requirement for a change of control offer upon completion of the SCI Merger and providing that the Company’s obligations to deliver quarterly and annual financial information and other reports to the trustee under the indenture will be satisfied by the delivery of Service Corporation International’s (“SCI”) filings with the Securities and Exchange Commission for so long as SCI guarantees the senior notes. SCI has agreed to guarantee the 6.50 percent notes promptly following completion of the SCI Merger. In consideration for the consents, the Company agreed to pay to the holders of the notes that timely consented an aggregate cash payment equal to $2.50 per $1,000 principal amount of 6.50 percent notes, of which half was paid promptly after the consent solicitation expiration (for which the Company has been reimbursed by SCI) and the other half will be paid, if at all, promptly after completion of the SCI Merger.

STEWART ENTERPRISES, INC.

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands, except per share amounts)

(16) Long-term Debt—(Continued)

Senior Convertible Notes

As a result of the proposed SCI Merger, holders of the Company’s 2014 Notes and 2016 Notes will have the right to convert their notes, subject to the terms and conditions of the indentures governing these notes. As a result of the recent increase in the Company’s quarterly dividend rate on its Class A common stock to $0.045 per share, the conversion rate for the senior convertible notes was adjusted to 92.4564 effective April 11, 2013.

With respect to the senior convertible notes, a “Fundamental Change” as defined in the indentures for such notes, will occur at the effective time of the SCI Merger. Holders of the senior convertible notes will have the option to require the Company to purchase such notes, in whole or in part, on a date (the “Fundamental Change Purchase Date”) to be specified by the Company that is not less than 30 days and not more than 45 days after the effective date of the merger, for 100 percent of the principal amount plus accrued and unpaid interest to but excluding the Fundamental Change Purchase Date.

As provided in the indentures for such notes, the Company will provide notice to the holders of the notes and the trustee at least 15 days prior to the date that is anticipated to be the effective date of the SCI Merger. Holders of the notes may surrender them for conversion at any time beginning 15 days prior to the date that is anticipated to be the effective date of the SCI Merger, until the trading day prior to the Fundamental Change Purchase Date. If notice of conversion is received by the conversion agent during such time but prior to the effective date of the SCI Merger, the conversion rate will be 92.4564. If notice of conversion is received by the conversion agent from and including the effective date of the SCI Merger and prior to the close of business on the business day before the Fundamental Change Purchase Date, then the conversion rate for the notes will be increased to include a “make whole premium,” based on the date on which the closing occurs and the price paid per share in the SCI Merger.

On December 5, 2013, the Company commenced a tender offer to repurchase for cash any and all of its outstanding 2014 Notes and 2016 Notes (collectively, the “senior convertible notes”). The tender offer is being made pursuant to the “fundamental change” repurchase requirements of each of the indentures under which the senior convertible notes were issued, which were triggered by the pending SCI Merger.

The Company is offering to repurchase the senior convertible notes at a price equal to 100 percent of the principal amount of the senior convertible notes being repurchased, plus accrued and unpaid interest up to, but excluding, the date the senior convertible notes are purchased pursuant to the tender offer. The tender offer will expire at 5:00 p.m., New York City time, on February 3, 2014. Payments of the purchase price for the senior convertible notes that are validly tendered and not withdrawn on or prior to the expiration time and accepted for purchase will be made on February 4, 2014. After giving effect to the January 15 scheduled interest payments applicable to both series of senior convertible notes, the amount of interest accrued to but excluding the February 4, 2014 repurchase date will be approximately $1.56 per $1,000 aggregate principal amount of 2014 Notes repurchased and approximately $1.69 per $1,000 aggregate principal amount of 2016 Notes repurchased. On the repurchase date, unless the Company fails to pay the purchase price for the senior convertible notes, those that are validly tendered and accepted for purchase will be cancelled and cease to be outstanding and interest will cease to accrue on such senior convertible notes. The tender offer will not be contingent upon any minimum number of senior convertible notes being tendered. However, the tender offer is conditioned upon the closing of the pending SCI Merger.

STEWART ENTERPRISES, INC.

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands, except per share amounts)

(16) Long-term Debt—(Continued)

Holders may, instead of tendering their senior convertible notes in the tender offer, elect to continue to hold their senior convertible notes or surrender them for conversion. The current conversion rate for both series of senior convertible notes is 92.4564 shares of the Company’s common stock per $1,000 aggregate principal amount of senior convertible notes converted. Following the closing of the pending SCI Merger, the conversion rate for each series of senior convertible notes will increase by the applicable “make whole premium” described in the indentures governing the senior convertible notes. Assuming the SCI Merger closes on December 23, 2013, the conversion rates, including the “make whole premium” would be 94.4079 for the 2014 Notes and 99.2223 for the 2016 Notes. Based on the SCI Merger consideration of $13.25 per share payable to common stockholders, holders converting their senior convertible notes in connection with the SCI Merger and receiving the “make whole premium” will receive more cash consideration than holders tendering their senior convertible notes in the tender offer.

In connection with the issuance of the senior convertible notes in 2007, the Company also purchased call options and sold warrants. The settlement of the call options is expected to offset any amounts more than $1,000 per note that the Company pays in connection with conversion of such notes. The settlement of the warrants is determined pursuant to the provisions in the confirmations for such warrants.

Other

As of October 31, 2013, the Company’s subsidiaries had approximately $74 of long-term debt that represents notes the subsidiaries issued as part of the purchase price of acquired businesses or debt the subsidiaries assumed in connection with acquisitions. All of this debt is secured by liens on the stock or assets of the related subsidiaries.

Scheduled principal payments of the Company’s long-term debt for the fiscal years ending October 31, 2014 through October 31, 2018, are approximately $86,422 in 2014, $7 in 2015, $45,126 in 2016, $8 in 2017 and $9 in 2018. Scheduled principal payments thereafter are $200,037.

As of October 31, 2013, the Company was in compliance with the covenants in its debt agreements.

(17) Guarantees

The Company’s obligations under its senior secured revolving credit facility, 6.50 percent senior notes and its 3.125 percent and 3.375 percent senior convertible notes are guaranteed by all of its existing and future direct and indirect subsidiaries formed under the laws of the United States, any state thereof or the District of Columbia, except for specified excluded subsidiaries. For additional information regarding the senior secured revolving credit facility, senior convertible notes and senior notes, see Note 16.

All obligations under the senior secured revolving credit facility, including the guarantees and any interest rate protection and other hedging agreements with any lender or its affiliates, are secured by a first priority perfected security interest as described in Note 16.

As discussed in Note 3(i), the Company sells insurance-funded price-guaranteed preneed funeral contracts that will be funded by life insurance or annuity contracts issued by third-party insurers which are not reflected in the consolidated balance sheet. The net amount of these contracts that have not been fulfilled as of October 31, 2013 and 2012 was $646,192 and $600,951, respectively.

Louisiana law gives Louisiana corporations broad powers to indemnify their present and former directors and officers and those of affiliated corporations against expenses incurred in the defense of any lawsuit to which they are made parties by reason of their positions. The Company’s by-laws make mandatory the indemnification of directors and officers permitted by Louisiana law. The Company has in effect a directors’ and officers’ liability insurance policy that provides for indemnification of its officers and directors against losses arising from claims asserted against them in their capacities as officers and directors, subject to limitations and conditions set forth in such policy. The Company has also entered into indemnity agreements with each director pursuant to which the

STEWART ENTERPRISES, INC.

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands, except per share amounts)

(17) Guarantees—(Continued)

Company has agreed, subject to certain exceptions, to purchase and maintain directors’ liability insurance. The agreements also provide that the Company will indemnify each director against any costs and expenses, judgments, settlements and fines incurred in connection with any claim involving him or her by reason of his or her position as director, provided that the director meets certain standards of conduct.

(18) Reconciliation of Basic and Diluted Per Share Data

	Earnings (Numerator)	Shares (Denominator)	Per Share Data
Year Ended October 31, 2013
Earnings from continuing operations	$40,978
Allocation of earnings to nonvested restricted stock	$(312)

Basic earnings per common share:
Earnings from continuing operations available to common shareholders	$40,666	84,605	$.48

Effect of dilutive securities:
Stock options assumed exercised		1,025

Diluted earnings per common share:
Earnings from continuing operations available to common shareholders plus stock options assumed exercised	$40,666	85,630	$.47

STEWART ENTERPRISES, INC.

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands, except per share amounts)

(18) Reconciliation of Basic and Diluted Per Share Data—(Continued)

	Earnings (Numerator)	Shares (Denominator)	Per Share Data
Year Ended October 31, 2012
Earnings from continuing operations	$37,480
Allocation of earnings to nonvested restricted stock	$(236)

Basic earnings per common share:
Earnings from continuing operations available to common shareholders	$37,244	85,879	$.43

Effect of dilutive securities:
Stock options assumed exercised		399

Diluted earnings per common share:
Earnings from continuing operations available to common shareholders plus stock options assumed exercised	$37,244	86,278	$.43

	Earnings (Numerator)	Shares (Denominator)	Per Share Data
Year Ended October 31, 2011
Earnings from continuing operations	$39,317
Allocation of earnings to nonvested restricted stock	$(219)

Basic earnings per common share:
Earnings from continuing operations available to common shareholders	$39,098	90,001	$.44

Effect of dilutive securities:
Stock options assumed exercised		485

Diluted earnings per common share:
Earnings from continuing operations available to common shareholders plus stock options assumed exercised	$39,098	90,486	$.43

During the year ended October 31, 2013, all stock options were dilutive.

During the year ended October 31, 2012, options to purchase 467,609 shares of common stock at prices ranging from $6.83 to $8.47 per share were outstanding but were not included in the computation of diluted earnings per share because the exercise prices of the options were greater than the average market price of the common shares for that period. Additionally, weighted average shares outstanding as of October 31, 2012 exclude the effect of approximately 1,006,731 options because such options were not dilutive.

During the year ended October 31, 2011, options to purchase 794,697 shares of common stock at prices ranging from $6.88 to $8.47 per share were outstanding but were not included in the computation of diluted earnings per share because the exercise prices of the options were greater than the average market price of the common shares for that period.

As of October 31, 2013 and 2012, all of the outstanding 94,500 market based stock options were dilutive as the respective market conditions had been achieved. As of October 31, 2011, all of the outstanding 214,500 market based stock options were dilutive as the respective market conditions had been achieved.

STEWART ENTERPRISES, INC.

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands, except per share amounts)

(18) Reconciliation of Basic and Diluted Per Share Data—(Continued)

For the year ended October 31, 2013, a maximum of 13,153,500 shares of the Company’s Class A common stock related to the senior convertible notes and a maximum of 12,161,253 shares of Class A common stock under the common stock warrants associated with the June 2007 senior convertible debt transaction were not dilutive. For the years ended October 31, 2012 and 2011, a maximum of 13,153,500 shares of the Company’s Class A common stock related to the senior convertible notes and a maximum of 12,033,253 and 10,522,798 shares, respectively, of Class A common stock under the associated common stock warrants were also not dilutive.

The Company includes Class A and Class B common stock in its diluted shares calculation. As of October 31, 2013, the Company’s Chairman, Frank B. Stewart, Jr., was the record holder of all of the Company’s shares of Class B common stock. The Company’s Class A and B common stock are substantially identical, except that holders of Class A common stock are entitled to one vote per share, and holders of Class B common stock are entitled to ten votes per share. Each share of Class B common stock is automatically converted into one share of Class A common stock upon transfer to persons other than certain affiliates of Frank B. Stewart, Jr.

(19) Restructuring and Other Charges

In April 2012, the Company announced an organizational restructuring as well as a separate workforce reduction. The organizational restructuring involved the integration of management of operations and sales, and a complete restructuring of the Company’s sales force. The Company realigned its geographic regions and appointed one regional vice president who is responsible for funeral and cemetery operations and sales in each region. Formerly, the Company had different managers responsible for operations and sales. In addition, the Company engaged in an across-the-board redesign of its sales organization. The Company eliminated layers of sales management, redefined sales roles, and in the first quarter of fiscal year 2013, completed the restructuring with the implementation of a new sales compensation program. Separately in April 2012, the Company reduced its workforce by approximately 60 employees, primarily in corporate support services. Total expenses related to the organizational restructuring and workforce reduction consist primarily of separation pay and termination benefits and other non-cash asset impairments associated with the sales restructuring. The Company recorded $3,291 and $81 in charges related to the restructuring and workforce reduction during the years ended October 31, 2012 and 2013, respectively. These charges are in the “restructuring and other charges” line in the consolidated statement of earnings. As of October 31, 2013, the Company does not expect to incur any material additional costs related to the restructuring. The following table summarizes the activity related to the restructuring liability as of October 31, 2013:

Restructuring liability as of October 31, 2011	$—
Employee termination costs incurred	990
Non-cash impairment and other costs	2,301
Cash payments	(1,849)
Non-cash items	(1,236)

Restructuring liability as of October 31, 2012	$206
Additional restructuring costs incurred	81
Cash payments	(287)

Restructuring liability as of October 31, 2013	$—

STEWART ENTERPRISES, INC.

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands, except per share amounts)

(20) Income Taxes

Income tax expense is comprised of the following components:

	Continuing Operations
	U.S. and Possessions	State	Totals
Year Ended October 31,
2013:
Current tax expense	$7,987	$2,155	$10,142
Deferred tax expense	3,109	1,677	4,786

	$11,096	$3,832	$14,928

2012:
Current tax expense	$1,010	$982	$1,992
Deferred tax expense	14,215	2,515	16,730

	$15,225	$3,497	$18,722

2011:
Current tax expense	$1,469	$1,741	$3,210
Deferred tax expense	17,574	3,050	20,624

	$19,043	$4,791	$23,834

	Discontinued Operations
	U.S. and Possessions	State	Totals
Year Ended October 31,
2013:
Current tax benefit	$(31)	$—	$(31)
Deferred tax expense (benefit)	—	—	—

	$(31)	$—	$(31)

2012:
Current tax expense (benefit)	$—	$—	$—
Deferred tax expense (benefit)	(853)	123	(730)

	$(853)	$123	$(730)

2011:
Current tax expense (benefit)	$—	$—	$—
Deferred tax benefit	(407)	(76)	(483)

	$(407)	$(76)	$(483)

STEWART ENTERPRISES, INC.

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands, except per share amounts)

(20) Income Taxes—(Continued)

The reconciliation of the statutory tax rate to the effective tax rate is as follows for continuing operations:

	Year Ended October 31,
	2013	2012	2011
Statutory tax rate	35.0%	35.0%	35.0%
Increases (reductions) in tax rate resulting from:
State income tax	4.5	3.9	4.7
U.S. possession income tax	(5.7)	.2	3.8
Nondeductible expenses and other	—	—	(.1)
Dividend exclusion	(2.8)	(2.6)	(2.7)
Capital loss valuation allowance	(4.3)	(3.2)	(1.7)
Basis adjustment on charitable contribution	—	—	(.7)
Basis adjustment on sale of business	—	—	(.6)

Effective tax rate	26.7%	33.3%	37.7%

STEWART ENTERPRISES, INC.

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands, except per share amounts)

(20) Income Taxes—(Continued)

Deferred tax assets and liabilities consist of the following:

	October 31,
	2013	2012
Deferred tax assets:
Accrued expenses	$10,810	$10,922
Allowance for sales cancellations and doubtful accounts	3,879	3,948
Capital loss carryover	1,565	6,445
Deferred compensation	6,874	6,364
Deferred preneed sales and expenses	168,220	163,875
Inventory writedown	1,120	1,113
Lease obligations	769	779
Net operating loss carryover - federal	—	14,435
Net operating loss carryover - state	12,436	14,170
Federal alternative minimum tax credit	4,278	1,105
Federal work opportunity tax credit	1,748	2,185
U.S. possession alternative minimum tax credit	1,235	1,100
State enterprise zone tax credit	140	147
Original issue discount on purchased call options	2,372	4,049
Merger costs	1,996	—
Other	2,609	1,846
Share-based compensation	4,123	1,952

	224,174	234,435
Valuation allowance-federal capital loss carryover	(75)	(2,900)
Valuation allowance-state net operating loss carryover	(2,709)	(2,750)

	221,390	228,785

Deferred tax liabilities:
Cemetery property	68,780	70,198
Debt discount amortization	2,156	3,770
Deferral of gain on early extinguishment of debt	5,728	5,731
Depreciation	19,377	21,271
Goodwill amortization	48,132	45,793
Non-compete amortization	817	776
Prepaid expense	864	866
Partnership interest	1,811	1,851

	147,665	150,256

	$73,725	$78,529

Current net deferred asset	$16,577	$30,671
Long-term net deferred asset	62,336	52,789
Long-term net deferred liability	(5,188)	(4,931)

	$73,725	$78,529

The state net operating loss is $303,497 (deferred tax asset of $12,436 as of October 31, 2013) which includes $178,122 attributable to the state of Florida and $125,375 which is widespread among several states. The Florida carryover period is 20 years and the earliest year of expiration is 2022 when $10,718 is scheduled to expire. The remaining balance of state net operating loss has carryover periods averaging from 10 to 20 years and there is no significant balance subject to expiration in the near future.

STEWART ENTERPRISES, INC.

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands, except per share amounts)

(20) Income Taxes—(Continued)

In June 2013, the government of Puerto Rico signed into law corporate tax rate changes that increased the top tax rate from 30 percent to 39 percent. The Company will incur additional tax expense from this increased tax rate when paying taxes in the future. As a result of this change, the Company was required to revalue its previously recorded Puerto Rican-related deferred tax asset using the new top tax rate of 39 percent. During fiscal year 2013, the Company recorded a non-cash benefit of $2,994 ($4,606 benefit less a federal tax charge of $1,612). The Puerto Rican deferred tax asset increased from approximately $17,253 to $21,859 at the newly enacted rate of 39 percent.

In January 2011, the government of Puerto Rico signed into law corporate tax rate changes that decreased the top tax rate for businesses from 39 percent to 30 percent. As a result of this change, the Company was required to revalue its previously recorded Puerto Rican-related deferred tax asset using the 30 percent current top tax rate. During fiscal 2011, the Company recorded a one-time, non-cash charge of $2,860 ($4,400 charge less a federal tax benefit of $1,540) in order to decrease the Puerto Rican deferred tax asset balance. The Puerto Rican deferred tax asset balance decreased from approximately $19,100 at the previously required 39 percent tax rate to approximately $14,700 at the 30 percent tax rate.

In fiscal year 2011, approximately $2,000 of the federal work opportunity tax credit was reclassified from long-term receivables to long-term deferred tax assets as a result of federal tax legislation that was not extended for tax years beginning in 2010 which eliminated the utilization of these tax credits against alternative minimum tax.

As a result of the tax accounting changes that took place in fiscal years 2010 through 2012 described below, the Company had approximately $157,000 available to offset taxable income as of 2010. The Company was able to utilize approximately $43,000 in fiscal year 2013, $42,000 in fiscal year 2012, $46,000 in fiscal year 2011 and $26,000 in fiscal year 2010, which reduced federal income taxes paid by approximately $15,050, $14,700, $16,100 and $9,100, respectively. The Company has no federal net operating losses available for fiscal year 2013.

In fiscal year 2012, the Company received approval from the Internal Revenue Service for a change in tax accounting method resulting in the deferral of approximately $52,000 in revenue until the service is performed or the merchandise is delivered, thereby increasing the amount available to reduce taxable income. This increase resulted or will result in approximately $21,000 of reduced tax payments. The Company will eventually pay taxes with respect to the $52,000 when the related preneed contracts are performed in the future.

The Company received IRS approval in fiscal year 2010 on five requests for changes in tax accounting methods, which resulted in the deferral of approximately $84,000 of taxable income. These changes increased the amounts available to offset taxable income beginning in 2010 to approximately $105,000. These changes primarily relate to the Company’s tax accounting methods for preneed cemetery services and preneed funeral merchandise. These changes permit the Company to defer the recognition of income for tax purposes (and pay taxes) with respect to those amounts until the time the service is provided or the merchandise is actually delivered. The Company will eventually pay taxes with respect to the $84,000 when the related preneed contracts are performed in the future.

STEWART ENTERPRISES, INC.

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands, except per share amounts)

(20) Income Taxes—(Continued)

On November 1, 2007, the Company adopted the uncertain tax position guidance in ASC 740-Income Taxes. A reconciliation of the beginning and ending balances of the total amounts of gross unrecognized tax benefits is as follows:

	Year Ended October 31,
	2013	2012	2011
Gross unrecognized tax benefits, beginning of period	$1,537	$1,411	$1,744
Additions for tax for prior years positions	19	126	32
Reductions for tax for prior years positions	—	—	—
Reduction in tax as a result of a lapse of applicable statute of limitations	—	—	(365)

Gross unrecognized tax benefits, end of period	$1,556	$1,537	$1,411

As of October 31, 2013, 2012, and 2011, the total amount of gross unrecognized tax benefits that, if recognized, would affect the effective tax rate was $0 for all of those years. The Company’s policy with respect to potential penalties and interest is to record them as “other” expense and interest expense, respectively. For the years ended October 31, 2013, 2012, and 2011, the Company had accrued interest and penalties related to the unrecognized tax benefits of $0 for all those years. During fiscal year 2013 and 2012, no additional interest was accrued for uncertain tax positions due to the Company’s net operating loss position. No interest and penalties were reduced in fiscal year 2013 and 2012 due to lapse of applicable statute of limitations. During fiscal year 2011, an additional $2 of interest was accrued for uncertain tax positions and $490 of interest and penalties was reduced due to payments and lapse of applicable statute of limitations.

With few exceptions, the Company is no longer subject to U.S. federal, state and local, or non-U.S. income tax examinations by tax authorities for fiscal years before 2010.

(21) Benefit Plans

Stewart Enterprises Employees’ Retirement Trust

The Company has a defined contribution retirement plan, the “Stewart Enterprises Employees’ Retirement Trust (A Profit-Sharing Plan)” (“SEERT”). All regular employees are eligible to participate in this plan. New employees are automatically enrolled in the plan at a three percent contribution rate after 60 days of employment, unless they elect not to participate. Contributions are made to the plan at the discretion of the Company. Additionally, employees who participate may contribute 100 percent of their earnings, up to the limit set by the Internal Revenue Code and adjusted for inflation by the Internal Revenue Service. Effective May 1, 2013, employee contributions of up to six percent of earnings are eligible for Company matching contributions at the rate of $0.50 for each $1.00 contributed. Previously, the Company matching contribution rate was $0.25 for each $1.00 contributed. The Company’s expense, including the Company’s matching contributions, for the fiscal years ended October 31, 2013, 2012 and 2011 was approximately $2,177, $1,489 and $1,617, respectively.

Stewart Enterprises Puerto Rico Employees’ Retirement Trust

On January 1, 2003, the Stewart Enterprises Puerto Rico Employees’ Retirement Trust, a defined contribution retirement plan, became effective when the Company adopted the Banco Popular de Puerto Rico Master Defined Contribution Retirement Plan. Employees in Puerto Rico who were formerly participating in the Stewart Enterprises Employees’ Retirement Trust had their account balances transferred to this plan in February 2003. Individuals employed in Puerto Rico by the Company or certain of its subsidiaries and affiliates are eligible to participate in this plan. Contributions are made to the plan at the discretion of the Company. Additionally,

STEWART ENTERPRISES, INC.

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands, except per share amounts)

(21) Benefit Plans—(Continued)

eligible employees may contribute up to the limit set by the Puerto Rico Internal Revenue Code and adjusted for inflation by the Puerto Rico Treasury Department. Effective May 1, 2013, employee contributions of up to six percent of earnings are eligible for Company matching contributions at the rate of $0.50 for each $1.00 contributed. Previously, the Company matching contribution rate was $0.25 for each $1.00 contributed. The Company’s expense, including the Company’s matching contributions, for the fiscal years ended October 31, 2013, 2012 and 2011 was $78, $36 and $38, respectively.

Non-Qualified Supplemental Retirement and Deferred Compensation Plan

The Company has a non-qualified key employee defined contribution supplemental retirement plan, which provides certain highly compensated employees the opportunity to accumulate deferred compensation. Contributions are made to the plan at the discretion of the Company. Additionally, employees who participate may contribute up to 15 percent of their earnings in excess of $175 per year. Participants’ account balances are credited with interest at the rate of the Company’s weighted average cost of capital. Effective May 1, 2013, employee contributions of up to six percent are eligible for Company matching contributions at the rate of $0.50 for each $1.00 contributed. Previously, the Company matching contribution rate was $.25 for each $1.00 contributed. The Company’s expense, including the Company’s matching contributions, for the fiscal years ended October 31, 2013, 2012 and 2011 was approximately $283, $218 and $298, respectively.

Supplemental Executive Retirement Plan

On April 1, 2002, the Company adopted an unfunded, non-qualified retirement plan, the “Stewart Enterprises, Inc. Supplemental Executive Retirement Plan” (“SERP”), to provide for the payment of pension benefits to a select group of highly-compensated management employees as approved by the Compensation Committee of the Company’s Board of Directors. The retirement plan is non-contributory and provides retirement benefits based on final average compensation, position and the participant’s age, years of service or years of participation in the SERP. The Company’s expense for the fiscal years ended October 31, 2013, 2012 and 2011 was $1,700, $1,480 and $1,611, respectively. The Company’s liability as of October 31, 2013 and 2012 was $16,048 and $15,307, respectively, and is presented in other current liabilities and other long-term liabilities in the consolidated balance sheet.

Compensation Plans

In April 2012, the Company’s shareholders approved the Amended and Restated 2010 Stock Incentive Plan (the “Stock Plan”) at its annual shareholders’ meeting. The Stock Plan, first approved by the Company’s shareholders in 2010, was amended and restated to, among other things, increase the number of issuable shares of Class A common stock by 4 million shares and extend the duration of the stock plan by approximately two years. A total of 9 million shares of the Company’s Class A common stock are authorized to be issued under the Stock Plan, and no incentives may be granted under the Stock Plan after April 19, 2022. The Compensation Committee of the Company’s Board of Directors administers the Stock Plan and has the authority to make awards under the Stock Plan including setting the terms of the awards. Officers, directors, key employees and consultants will be eligible to receive incentives under the Stock Plan when designated as a Stock Plan participant by the Committee. As of October 31, 2013, there are 4,020,996 shares remaining under the Stock Plan.

In April 2012, the Company’s shareholders approved the Company’s Executive Officer Annual Incentive Plan (the “Incentive Plan”) at its annual shareholders’ meeting. The Incentive Plan was presented to the shareholders for approval in order to qualify the quantitative portion of the annual incentive award as fully deductible performance-based compensation under Section 162(m) of the Internal Revenue Code. The Incentive Plan is administered by the Compensation Committee of the Company’s Board of Directors and applies for a five-year period through October 31, 2017, unless terminated earlier by the Compensation Committee. Any executive officer may be designated by the Compensation Committee as a participant in the Incentive Plan for any year. No

STEWART ENTERPRISES, INC.

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands, except per share amounts)

(21) Benefit Plans—(Continued)

participant may be paid a bonus under the Incentive Plan of more than $1,500 for any fiscal year. The Compensation Committee may determine to pay bonuses under the Incentive Plan in whole or in part in cash or stock. Any such stock will be issued through the Company’s stock-based incentive plans.

Employee Stock Purchase Plan

On July 1, 1992, the Company adopted an Employee Stock Purchase Plan. This plan was terminated and replaced by the 2003 Employee Stock Purchase Plan (the “Employee Stock Plan”), which was approved by the Company’s shareholders at its 2003 annual meeting. The Company authorized 1,000,000 shares for issuance under the Employee Stock Plan. The Employee Stock Plan provides to eligible employees the opportunity to purchase the Company’s Class A common stock on a quarterly basis. The purchase price is established at a 15 percent discount from fair market value, as defined in the Employee Stock Plan. Since the inception of the Employee Stock Plan through October 31, 2013, 671,564 shares had been acquired and 328,436 shares remain available under the Employee Stock Plan. The Employee Stock Plan was suspended indefinitely effective July 1, 2013.

Share-Based Compensation

Share-based compensation is comprised of stock option expense, restricted stock expense and equity grants to the Company’s independent directors as described below. Under the terms of the Company’s share-based compensation plans, all nonvested stock options and restricted stock become fully vested and exercisable upon a change of control with respect to the Company’s ownership.

Stock Options

The Company has granted stock options under its stock incentive plans. The stock options generally vest in equal portions over four years and expire in either seven years (for grants made in fiscal year 2011 and earlier) or ten years (for grants made in fiscal year 2012 and later). For the years ended October 31, 2013, 2012 and 2011, stock option expenses amounted to $1,858, $1,428 and $1,111, respectively, which are included in corporate general and administrative expenses in the consolidated statement of earnings. As of October 31, 2013, there was $3,550 of total unrecognized compensation costs related to nonvested stock options that are expected to be recognized over a weighted-average period of 2.51 years. The following table is a summary of the Company’s stock options outstanding as of October 31, 2013, 2012 and 2011, and the changes that occurred during fiscal years 2013, 2012 and 2011.

	2013		2012		2011
	Number of Shares Underlying Options	Weighted Average Exercise Prices	Number of Shares Underlying Options	Weighted Average Exercise Prices	Number of Shares Underlying Options	Weighted Average Exercise Prices
Outstanding at beginning of year	3,760,506	$5.80	3,765,633	$5.67	3,130,610	$5.31
Granted	1,256,500	$7.36	1,215,000	$6.26	1,356,000	$6.24
Exercised	(551,337)	$5.81	(544,426)	$4.83	(263,602)	$4.43
Forfeited	(100,250)	$6.41	(675,701)	$6.70	(457,375)	$5.59

Outstanding at end of year	4,365,419	$6.23	3,760,506	$5.80	3,765,633	$5.67

Exercisable at end of year	1,665,283	$5.50	1,388,996	$5.71	1,652,611	$6.02

Weighted-average fair value of options granted		$2.19		$1.90		$1.98

STEWART ENTERPRISES, INC.

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands, except per share amounts)

(21) Benefit Plans—(Continued)

Year Ended October 31, 2013
Aggregate Intrinsic Value
Options outstanding as of October 31, 2013	$30,413
Options exercisable as of October 31, 2013	$12,822
Options exercised during 2013	$2,438

Year Ended October 31, 2012
Aggregate Intrinsic Value
Options outstanding as of October 31, 2012	$7,541
Options exercisable as of October 31, 2012	$2,991
Options exercised during 2012	$1,388

Year Ended October 31, 2011
Aggregate Intrinsic Value
Options outstanding as of October 31, 2011	$3,846
Options exercisable as of October 31, 2011	$1,522
Options exercised during 2011	$730

The following table further describes the Company’s stock options outstanding as of October 31, 2013.

	Options Outstanding			Options Exercisable
Range of Exercise Prices	Number Outstanding at 10/31/2013	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price	Number Exercisable at 10/31/2013	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price
$2.65	144,875	2.13 years	$2.65	144,875	2.13 years	$2.65
$3.09	240,000	2.18 years	$3.09	240,000	2.18 years	$3.09
$5.04-5.84	539,319	3.16 years	$5.11	365,308	3.14 years	$5.11
$6.22-6.83	1,958,725	6.18 years	$6.25	667,600	5.31 years	$6.26
$7.36-7.75	1,306,000	8.65 years	$7.36	71,000	0.98 years	$7.41
$8.24-8.47	176,500	1.11 years	$8.28	176,500	1.11 years	$8.28

$2.65 to 8.47	4,365,419	5.99 years	$6.23	1,665,283	3.47 years	$5.50

	Year Ended October 31, 2013	Weighted Average Grant-Date Fair Value
Nonvested options as of November 1, 2012	2,371,510	$1.79
Granted	1,256,500	$2.19
Vested	(858,999)	$1.63
Forfeited	(68,875)	$1.98

Nonvested options as of October 31, 2013	2,700,136	$2.02

The Company utilizes the Black-Scholes option pricing model to estimate the fair value of its service based stock options. This pricing model uses assumptions related to dividend yield, stock price volatility, risk-free interest rates and expected term. The expected dividend yield is based on the Company’s annual dividend payout at grant date. Expected volatility is based on the historical volatility of the Company’s stock for a period approximating the expected term. The risk-free interest rate is based on the U.S. treasury yield in effect at the time of grant over the expected term. The expected term of service based options is calculated using the simplified method which is the average of the vesting term and contractual term. The following are the weighted average assumptions for fiscal years 2013, 2012 and 2011:

STEWART ENTERPRISES, INC.

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands, except per share amounts)

(21) Benefit Plans—(Continued)

Assumptions	Fiscal Year 2013	Fiscal Year 2012	Fiscal Year 2011
Dividend yield	2.3%	2.4%	2.3%
Expected volatility	39.2%	38.7%	38.9%
Risk-free interest rate	1.5%	1.8%	2.1%
Expected term	5.4 years	5.1 years	4.7 years

Likewise, the fair value of shares acquired through the Employee Stock Plan is estimated quarterly using the Black-Scholes option pricing model with the following weighted average assumptions for fiscal years 2013, 2012 and 2011:

Assumptions	Fiscal Year 2013	Fiscal Year 2012	Fiscal Year 2011
Dividend yield	2.2%	2.7%	2.4%
Expected volatility	14.8%	16.3%	37.8%
Risk-free interest rate	0.07%	0.05%	0.1%
Expected term	0.2 years	0.3 years	0.3 years

Restricted Stock

The Company has granted restricted stock to certain employees under its stock incentive plans, which generally vest in equal portions over three years based on achieving certain market conditions. The fair value of market based restricted stock is determined using a Monte Carlo lattice model approach. For the years ended October 31, 2013, 2012 and 2011, restricted stock expenses amounted to $2,088, $1,539 and $1,385, respectively, which are included in corporate general and administrative expenses in the consolidated statement of earnings. As of October 31, 2013, there was $1,185 of remaining future restricted stock expense to be recognized. Once granted, the restricted stock is included in total shares outstanding but is not included in the weighted average number of common shares outstanding in each period used to calculate basic earnings per common share until the shares vest. The table below is a summary of the Company’s restricted stock activity for fiscal years 2013, 2012 and 2011.

	2013		2012		2011
	Number of Shares (1)	Weighted Average Grant-Date Fair Value	Number of Shares (2)	Weighted Average Grant-Date Fair Value	Number of Shares (3)	Weighted Average Grant-Date Fair Value
Nonvested restricted stock at beginning of year	413,482	$4.05	361,979	$3.94	720,819	$3.76
Granted	516,500	$4.69	449,500	$3.98	520,500	$4.20
Vested	(439,335)	$4.33	(361,166)	$3.87	(236,507)	$3.88
Forfeited	(3,000)	$4.04	(36,831)	$3.95	(642,833)	$3.97

Nonvested restricted stock at end of year	487,647	$4.48	413,482	$4.05	361,979	$3.94

STEWART ENTERPRISES, INC.

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands, except per share amounts)

(21) Benefit Plans—(Continued)

(1)	In fiscal year 2013, the Company granted restricted stock with market conditions based on achieving certain target stock prices in fiscal years 2013, 2014 and 2015. The market condition related to fiscal year 2013 was achieved.
(2)	In fiscal year 2012, the Company granted restricted stock with market conditions based on achieving certain target stock prices in fiscal years 2012, 2013 and 2014. The market conditions related to fiscal years 2012 and 2103 were achieved.
(3)	In fiscal year 2011, the Company granted restricted stock with market conditions based on achieving certain target stock prices in fiscal years 2011, 2012 and 2013. The market conditions related to fiscal years 2011, 2012 and 2013 were achieved.

Other

During the year ended October 31, 2013, the Company issued 17,116 shares of Class A common stock and paid approximately $1,007 in cash to the independent directors of the Company. The expense related to this stock grant amounted to $133 and was recorded in corporate general and administrative expenses. Each of the shares received has a restriction requiring each independent director to hold the respective shares until completion of service as a member of the Board of Directors.

During the year ended October 31, 2012, the Company issued 67,853 shares of Class A common stock and paid approximately $133 in cash to the independent directors of the Company. The expense related to this stock grant amounted to $437 and was recorded in corporate general and administrative expenses. Each of the shares received has a restriction requiring each independent director to hold the respective shares until completion of service as a member of the Board of Directors.

During the year ended October 31, 2011, the Company issued 82,160 shares of Class A common stock and paid approximately $114 in cash to the independent directors of the Company. The expense related to this stock grant amounted to $456 and was recorded in corporate general and administrative expenses. Each of the shares received has a restriction requiring each independent director to hold the respective shares until completion of service as a member of the Board of Directors.

(22) Commitments, Contingencies and Related Party Transactions

Litigation

On June 13, 2013, a putative class action was filed in the Civil District Court of the Parish of Orleans by Karen Moulton, an alleged shareholder of the Company (Karen Moulton, Individually and on Behalf of All Others Similarly Situated v. Stewart Enterprises, Inc. et al., Case No. 2013-5636). A subsequent similar suit and interventions have been consolidated with the Moulton case.

The lawsuit alleges, among other things, (i) the Company’s board of directors breached its fiduciary duties by conducting a conflicted process to sell the Company, by agreeing to inadequate consideration, and by agreeing to terms in the merger agreement that impose deal protection devices that preclude other bidders from making a successful competing offer, (ii) the Company’s board of directors breached its fiduciary duties by failing to disclose material information concerning the proposed transaction, and (iii) that Stewart Enterprises, Inc., Service Corporation International and Rio Acquisition Corp. aided and abetted the breaches of fiduciary duty. The lawsuit seeks to enjoin the merger, and award the plaintiffs costs, including reasonable attorneys’ fees. The Company and director defendants believe that the lawsuit is without merit and intend to defend themselves vigorously.

On August 9, 2013, the court denied the plaintiffs’ request for a preliminary injunction to enjoin the special meeting of shareholders on August 13, 2013.

STEWART ENTERPRISES, INC.

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands, except per share amounts)

(22) Commitments, Contingencies and Related Party Transactions—(Continued)

On September 20, 2013, the court maintained an Exception of No Cause of Action filed by Service Corporation International and Rio Acquisition Corp., dismissing the claims against them for aiding and abetting the alleged breaches of fiduciary duty by the Company’s directors, but allowing plaintiffs leave to amend their petition. On October 14, 2013, the court granted a joint motion by all parties extending all deadlines and staying all action in the lawsuit until the filing by plaintiffs of a Second Amended Petition within 14 days after the filing of a notice on Securities and Exchange Commission Form 8-K (or similar filing) publicizing the closing of the merger between the Company and Rio Acquisition Corp. The court’s order also provides a schedule for certain procedural matters in the event of the filing of a Second Amended Petition after the closing of the merger.

The Company settled litigation with its insurance carriers related to damages from Hurricane Katrina in the fourth quarter of fiscal year 2011, as described in Note 25.

The Company is a defendant in a variety of other litigation matters that have arisen in the ordinary course of business, which are covered by insurance or otherwise not considered to be material. The Company carries insurance with coverages and coverage limits that it believes to be adequate.

Leases

The Company has noncancellable operating leases, primarily for land and buildings that expire over the next 1 to 9 years, except for eight leases that expire between 2032 and 2039. The Company also has operating leases under its vehicle fleet program. Rent payments under these leases were $5,633, $5,729 and $5,652 for the years ended October 31, 2013, 2012 and 2011, respectively. The Company’s future minimum lease payments as of October 31, 2013 are $5,538, $4,331, $3,384, $2,319, $1,346 and $14,051 for the years ending October 31, 2014, 2015, 2016, 2017, 2018 and later years, respectively.

Other Commitments and Contingencies

In those states where the Company has withdrawn realized net capital gains in the past from its cemetery perpetual care trusts, regulators may seek replenishment of subsequent realized net capital losses either by requiring a cash deposit to the trust or by prohibiting or restricting withdrawals of future earnings until they restore the initial corpus. As of October 31, 2013, the Company had $12,206 recorded as a liability for the estimated probable funding obligation. As of October 31, 2013, the Company had unrealized losses of approximately $10,565 in cemetery perpetual care trusts in these states that could be subject to a future funding obligation. Because some of these trusts currently have assets with a fair market value less than the aggregate amounts required to be contributed to the trust, any additional realized net capital losses in these trusts may result in an additional corresponding funding liability and increase in cemetery costs.

From time to time, contracts are presented to the Company relating to contracts sold prior to the time the Company acquired certain businesses for which the Company was previously unaware. In addition, from time to time, the Company has identified in its backlog, certain contracts in which services or merchandise have previously been delivered but the revenue was not yet recognized. Using historical trends and statistical analysis, the Company has recorded an estimated net debit for these items of approximately $0.5 million and $0.3 million as of October 31, 2013 and 2012, respectively.

The Company has entered into non-compete agreements with prior owners and key employees of acquired subsidiaries that expire through 2018. Non-compete agreements are included in the “other assets” line in the consolidated balance sheet and amounted to $4,083 and $4,903 as of October 31, 2013 and 2012, respectively. The Company’s future non-compete payments as of October 31, 2013 are $235, $235, $235, $156, $100 and $0 for the years ending October 31, 2014, 2015, 2016, 2017, 2018 and thereafter, respectively.

The Company is required to maintain a bond ($18,797 and $23,456 as of October 31, 2013 and 2012, respectively) to guarantee its obligations relating to funds the Company withdrew in fiscal year 2001 from its preneed funeral trusts in Florida. This amount would become senior secured debt if the Company was required to borrow funds under the senior secured revolving credit facility and return to the trusts the amounts it previously withdrew that relate to the remaining undelivered preneed contracts in lieu of this bond.

STEWART ENTERPRISES, INC.

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands, except per share amounts)

(22) Commitments, Contingencies and Related Party Transactions—(Continued)

Related Party Transactions

In January 1998, the Company discontinued an insurance policy on the life of Mr. Frank B. Stewart, Jr., Chairman of the Company. In order to purchase a replacement policy, The Stewart Family Special Trust borrowed $685 from the Company pursuant to a promissory note due 180 days after the death of Mr. Stewart. Interest on the note accrues annually at a rate equal to the Company’s cost of borrowing under its senior secured revolving credit facility and is payable when the principal becomes due. The amount of the loan was equal to the cash value received by the Company upon the discontinuance of the prior insurance policy. The loan proceeds were used by the trust to purchase a single premium policy on the life of Mr. Stewart. Certain of the beneficiaries of The Stewart Family Special Trust are members of Mr. Stewart’s family. The loan was approved by all of the disinterested members of the Board of Directors. The outstanding balance of the loan at October 31, 2013, including accrued interest, was approximately $1,533.

(23) Segment Data

The Company has determined that managements’ approach to operating the business indicates that there are three operating and reportable segments: a funeral segment, a cemetery segment and a corporate trust management segment. The Company does not aggregate its operating segments. Therefore, its operating and reportable segments are the same. As of October 31, 2013, the Company’s Chief Executive Officer and Chief Financial Officer meet regularly with the Executive Vice President of Operations and Sales to discuss operational performance and with the Executive Vice President and President of the Company’s wholly-owned subsidiary, Investor’s Trust, Inc. (“ITI”), to discuss ITI’s performance. The Company’s Executive Vice President of Operations and Sales acts as the segment manager for the funeral and cemetery businesses and the Executive Vice President and President of ITI acts as segment manager for corporate trust. The Company has determined that its Chief Executive Officer and Chief Financial Officer are the chief operating decision makers (“CODM”) as they make decisions about the Company’s overall resource allocation and assessment of performance.

The corporate trust management segment includes (1) the funeral and cemetery service and merchandise trust earnings recognized for GAAP purposes, which are further described below, and (2) fee income related to the Company’s wholly-owned subsidiary, ITI. Trust assets and the earnings on those assets are associated exclusively with preneed sales. Because preneed services and merchandise will not be provided until an unknown future date, most states require that all or a portion of the customer payments under preneed contracts be placed in trust or escrow accounts for the benefit of the customers.

ITI serves as investment advisor to the Company’s trust funds. ITI provides investment advisory services to the trusts for a fee consistent with industry norms based on the fair market value of assets managed. The Company has elected to perform these services in-house, and the fees are recognized as income as earned.

The corporate trust management segment revenues reflect (1) investment management fees earned and (2) the realized earnings related to preneed contracts delivered, which are the earnings realized over the life of the contracts delivered during the relevant period. Earnings recognition in this segment is unrelated to investment results in the current period. Current investment gains/losses of the funeral and cemetery merchandise and services trusts are deferred until the underlying products and services are delivered and are not reflected in the statement of earnings but are disclosed in Notes 5, 6 and 8 along with the cost and market value of the trust assets. The Company’s fee income related to management of its trust assets, the investment income recognized on preneed contracts delivered and the trust assets are referred to as “corporate trust management” for the benefit of the segments.

STEWART ENTERPRISES, INC.

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands, except per share amounts)

(23) Segment Data—(Continued)

Perpetual care trust earnings are reported in the cemetery segment, as these revenues are recognized currently and are used to maintain the cemeteries. Perpetual care trust earnings and the cost and market values of the perpetual care trust assets are presented in Note 7.

The accounting policies of the Company’s segments are the same as those described in Note 3. The Company evaluates the performance of its segments and allocates resources to them using a variety of profitability metrics. The most comprehensive of these measures is gross profit.

The Company also measures its preneed sales growth year-over-year. Preneed sales and the accounting for these sales are discussed in Notes 3(i), 3(j) and 3(k). Although the Company does not consider its preneed selling activities to be a separate segment, the Company is providing additional disclosure of preneed funeral and cemetery merchandise and service sales in its segment footnote as preneed sales are reviewed regularly by the Company’s CODM to assess performance and allocate resources. Preneed sales are strategically significant to the Company as those sales are one of the primary drivers of market share protection and growth. As such, the CODM reviews the preneed sales data in addition to revenue and gross profit. Information on segment assets is not disclosed as it is not reviewed by the CODM.

The Company’s operations are product-based. As such, the Company’s primary reportable segments presented in the following table are based on products and services.

The Company’s funeral homes offer a complete range of funeral services and products both at the time of need and on a preneed basis. The Company’s services and products include family consultation, removal and preparation of remains, the use of funeral home facilities for visitation, worship and funeral services, transportation services, flowers and caskets. In addition to traditional funeral services, all of the Company’s funeral homes offer cremation products and services. The Company’s cemetery operations involve the sale of cemetery property and related merchandise, including lots, lawn crypts, family and community mausoleums, columbariums, cremation niches, cremation gardens, monuments, memorials and burial vaults, along with the sale of burial site openings and closings and inscriptions. Cemetery property and merchandise sales are made both at the time of need and on a preneed basis.

The Company incurs certain costs that benefit all of the funeral homes and cemeteries, such as management compensation, headquarters overhead, insurance costs and legal and professional fees. These costs are allocated to the facilities using various methods including their proportionate share of sales (which can include preneed sales) or payroll. These costs are included in funeral and cemetery costs.

The Company incurs certain other costs at its shared services center that benefit all of the funeral homes and cemeteries, such as the costs to process contracts, make collections, pay vendors, deliver information system services and deliver human resource services. These costs are allocated using various methods including their proportionate share of sales (which can include preneed sales) and the number of employees. These costs are included in funeral and cemetery costs.

STEWART ENTERPRISES, INC.

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands, except per share amounts)

(23) Segment Data—(Continued)

For a discussion of discontinued operations, see Note 13. The table below presents information about reported segments for the fiscal years ended October 31, 2013, 2012 and 2011 for the Company’s continuing operations only.

	Total Revenue
	2013	2012	2011
Funeral	$274,146	$267,678	$267,522
Cemetery(1)	221,293	223,492	220,814
Corporate Trust Management(2)	28,618	24,927	24,328

Total	$524,057	$516,097	$512,664

	Total Gross Profit
	2013	2012	2011
Funeral	$53,629	$54,938	$51,359
Cemetery(1)	33,311	31,653	26,383
Corporate Trust Management(2)	26,670	23,091	22,675

Total	$113,610	$109,682	$100,417

	Depreciation and Amortization Total
	2013	2012	2011
Funeral	$14,061	$14,299	$15,515
Cemetery	8,927	8,494	8,111
Reconciling Items(3)	9,084	9,150	8,731

Total	$32,072	$31,943	$32,357

	Additions to Long-Lived Assets Total(4)
	2013	2012	2011
Funeral	$13,904	$14,182	$16,510
Cemetery	23,592	28,124	24,031
Reconciling Items(3)	2,723	4,960	4,045

Total	$40,219	$47,266	$44,586

	Total Goodwill
	2013	2012
Funeral	$200,863	$200,863
Cemetery	48,721	48,721

Total	$249,584	$249,584

(1)	Perpetual care trust earnings are included in the revenue and gross profit data of the cemetery segment and amounted to $13,194, $9,552 and $8,555 for fiscal years 2013, 2012 and 2011, respectively.
(2)

Corporate trust management consists of the trust management fees and funeral and cemetery merchandise and services trust earnings recognized with respect to preneed contracts delivered during the period. Trust management fees are established by the Company at rates consistent with industry norms based on the fair market value of the assets managed and are paid by the trusts to the Company’s subsidiary, Investors Trust, Inc. The trust earnings represent the amount of distributable earnings as stipulated by the Company’s respective trust agreements that are generated by the trusts over the life of the preneed contracts and allocated to those products

STEWART ENTERPRISES, INC.

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands, except per share amounts)

(23) Segment Data—(Continued)

and services delivered during the relevant periods. Trust management fees included in funeral revenue for 2013, 2012 and 2011 were $7,128, $5,372 and $4,741, respectively, and funeral trust earnings recognized with respect to preneed contracts delivered included in funeral revenue for 2013, 2012 and 2011 were $9,916, $9,933 and $11,393, respectively. Trust management fees included in cemetery revenue for 2013, 2012 and 2011 were $8,244, $6,262 and $5,284, respectively, and cemetery trust earnings recognized with respect to preneed contracts delivered included in cemetery revenue for 2013, 2012 and 2011 were $3,330, $3,360 and $2,910, respectively.
(3)	Reconciling items consist of unallocated corporate assets, depreciation and amortization on unallocated corporate assets, amortization of deferred financing costs, amortization of the discount on the Company’s senior convertible notes and additions to corporate long-lived assets.
(4)	Long-lived assets include cemetery property and net property and equipment.

A reconciliation of total segment gross profit to total earnings from continuing operations before income taxes for the fiscal years ended October 31, 2013, 2012 and 2011, is as follows:

	Year Ended October 31,
	2013	2012	2011
Gross profit for reportable segments	$113,610	$109,682	$100,417
Corporate general and administrative expenses	(28,633)	(28,521)	(26,775)
Merger-related costs	(8,421)	—	—
Restructuring and other charges	(81)	(3,291)	—
Hurricane related recoveries (charges), net	—	(55)	12,232
Net gain (loss) on dispositions	1,194	403	(389)
Other operating income, net	1,861	1,211	1,625
Interest expense	(23,853)	(23,401)	(22,747)
Loss on early extinguishment of debt	—	—	(1,884)
Investment and other income, net	229	174	672

Earnings from continuing operations before income taxes	$55,906	$56,202	$63,151

The table below presents total net preneed merchandise and services sales for the fiscal years ended October 31, 2013, 2012 and 2011.

	Total Net Preneed Merchandise and Service Sales(1)
	2013	2012	2011
Funeral	$106,880	$107,635	$97,815
Cemetery	47,760	51,129	50,272

Total	$154,640	$158,764	$148,087

(1)	Preneed sales amounts represent total preneed funeral trust and insurance sales and cemetery service and merchandise trust sales generated in the applicable period, net of cancellations. Preneed funeral and cemetery merchandise and service sales are deferred until a future period and have no impact on current revenues.

STEWART ENTERPRISES, INC.

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands, except per share amounts)

(24) Supplementary Information

The detail of certain income statement accounts is as follows for the fiscal years ended October 31, 2013, 2012 and 2011.

	Year Ended October 31,
	2013	2012	2011
Service revenue
Funeral	$200,021	$194,654	$192,451
Cemetery	71,042	61,684	60,682

	271,063	256,338	253,133
Merchandise revenue
Funeral	82,232	80,728	83,742
Cemetery	148,661	158,637	154,612

	230,893	239,365	238,354
Other revenue
Funeral	8,937	7,602	7,464
Cemetery	13,164	12,792	13,713

	22,101	20,394	21,177

Total revenue	$524,057	$516,097	$512,664

Service costs
Funeral	$71,519	$66,472	$65,242
Cemetery	47,893	43,182	43,343

	119,412	109,654	108,585
Merchandise costs
Funeral	56,631	54,483	55,155
Cemetery	83,883	93,398	95,589

	140,514	147,881	150,744
Facility expenses
Funeral	93,284	92,715	96,612
Cemetery	57,237	56,165	56,306

	150,521	148,880	152,918

Total costs	$410,447	$406,415	$412,247

Service revenue includes funeral service revenue, funeral trust earnings, insurance commission revenue, burial site openings and closings and perpetual care trust earnings. Merchandise revenue includes funeral merchandise revenue, flower sales, cemetery property sales revenue, cemetery merchandise delivery revenue and merchandise trust earnings. Other revenue consists of finance charge revenue and trust management fees. Service costs include the direct costs associated with service revenue and preneed selling costs associated with preneed service sales. Merchandise costs include the direct costs associated with merchandise revenue, preneed selling costs associated with preneed merchandise sales and the Company’s estimated obligation to fund the cemetery perpetual care trusts.

(25) Hurricane Related Recoveries (Charges)

The Company has insurance coverage related to property damage, incremental costs and property operating expenses. The insurance policies also provide coverage for interruption to the business, including lost profits, and reimbursement for other expenses and costs incurred relating to the damages and losses suffered. In August 2005, Hurricane Katrina struck the Company’s South Louisiana operations. The Company had been unable to finalize its negotiations with its insurance carrier related to damages from Hurricane Katrina, and as a result filed suit against the carrier in August 2007. In the fourth quarter of fiscal year 2011, the insurance litigation was settled, and the Company received $11,325 in additional insurance proceeds. The Company recorded net hurricane related recoveries (charges) of ($55) and $12,232 for the years ended October 31, 2012 and 2011, respectively.

STEWART ENTERPRISES, INC.

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands, except per share amounts)

(26) Significant Risks and Uncertainties

Concentrations of Investments

The Company’s preneed trusts and cemetery perpetual care trusts are invested in various industry sectors, including the financial services sector, information technology sector and the energy sector. The market values of the trusts experienced significant declines during late fiscal year 2008 and early fiscal year 2009. As of October 31, 2013, the Company has a concentration of issuer specific investments in these sectors in its preneed trust portfolio which comprise the following percentages of the portfolio’s fair market value: 8 percent in the financial services sector, 10 percent in the information technology sector and 10 percent in the energy sector. As of October 31, 2013, the Company has a concentration of issuer specific investments in these sectors in its cemetery perpetual care trust portfolio which comprise the following percentages of the portfolio’s fair market value: 13 percent in the financial services sector, 5 percent in the information technology sector and 3 percent in the energy sector. The Company may have other investments in these sectors through its mutual fund holdings.

Risks associated with the financial services sector include risk of failure of various large financial institutions, changing government regulation, interest rates, cost of capital funds, credit losses and volatility in financial markets. Risks associated with the information technology sector include overall economic conditions, short product cycles, rapid obsolescence of products, competition and government regulation. Risks associated with the energy services sector include factors such as geopolitical instability in key energy producing regions, unfavorable changes in government regulation and changes in the tax code, especially regarding master limited partnerships. See Notes 3(i), 3(j) and 3(k) for the Company’s policy outlining how realized losses could impact future revenue and additional potential funding obligations for cemetery perpetual care trusts.

Customer Installment Receivables

The Company has gross installment contract receivables of $120,888 relating to cemetery property sales as of October 31, 2013. A continued economic downturn could impact the ability of customers to meet payment obligations.

Deferred Tax Assets

In addition to the potential additional realized losses described above in the Company’s trust investment portfolios, further realized capital losses in the trusts for which the Company is the grantor, to the extent there are insufficient offsetting capital gains, may result in additional valuation allowances against the related deferred tax asset (capital loss carryforward).

(27) Subsequent Events

As of November 30, 2013, the fair market value of the Company’s preneed trusts and cemetery perpetual care trusts increased 0.3 percent, or approximately $2,450, from October 31, 2013.

On December 13, 2013, the Company provided notice to Bank of America, N.A., as administrative agent to the lenders under the senior secured revolving credit facility, of the Company’s intention to terminate the facility pending consummation of the SCI Merger, payment of certain fees owed under the facility and joinder of the Company and its subsidiaries to SCI’s existing credit facility. As of December 13, 2013, there were no amounts drawn on the senior secured revolving credit facility. All outstanding letters of credit will remain in place with Bank of America, N.A. as issuer under SCI’s credit facility following consummation of the SCI Merger.